Filed Pursuant to Rule 433 Registration File No. 333-296070 Free Writing Prospectus On June 3, 2026, Space Exploration Technologies Corp. (“SpaceX”) filed Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-296070) with the Securities and Exchange Commission (the “SEC”). Before you invest, you should read the preliminary prospectus in the registration statement and other documents SpaceX has filed with the SEC for more complete information about SpaceX and this offering. Amendment No. 2 and the preliminary prospectus relating to the proposed offering may be accessed through the SEC's website at www.sec.gov. On June 4, 2026, SpaceX launched a public offer of its shares to retail investors who are tax resident and located in the United Kingdom (the “UK Retail Offer”) via a public offer platform (“POP”) operated by Marex Financial (“Marex”) in accordance with the rules of the UK Financial Conduct Authority (“FCA”). Marex is acting as a POP operator, an entity authorized by the FCA to run an electronic system through which certain shares of SpaceX are offered to the public in the United Kingdom. On June 4, 2026, Marex launched a POP website containing, among other things, information relating to the UK Retail Offer and SpaceX’s proposed initial public offering of Class A common stock. The POP website includes a launch announcement and a disclosure summary prepared by Marex in relation to the UK Retail Offer, and a factsheet prepared by SpaceX in relation to the UK Retail Offer, copies of which are attached hereto as Exhibits A, B, and C, respectively. ***

Exhibit A Launch Announcement

1 NOT FOR RELEASE, PUBLICATION, DISTRIBUTION OR TRANSMISSION, DIRECTLY OR INDIRECTLY, IN OR INTO, THE UNITED STATES OR IN ANY OTHER TERRITORY WHERE TO DO SO WOULD BREACH APPLICABLE LAWS OR REGULATIONS. ANY PERSON INTO WHOSE POSSESSION THIS ANNOUNCEMENT COMES SHOULD INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. NOT AN OFFER. COMMUNICATION INTENDED FOR UK TAX RESIDENT AND LOCATED INVESTORS ONLY. THIS ANNOUNCEMENT AMOUNTS TO A FINANCIAL PROMOTION FOR THE PURPOSES OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED) ("FSMA") AND HAS BEEN APPROVED BY MAREX FINANCIAL (“MAREX”) FOR THE PURPOSES OF THE RETAIL OFFER IN THE UNITED KINGDOM THROUGH MAREX IN ITS CAPACITY AS OPERATOR OF A PUBLIC OFFER PLATFORM ON 4 JUNE 2026. MAREX IS AUTHORISED AND REGULATED BY THE FINANCIAL CONDUCT AUTHORITY (FIRM REFERENCE NUMBER 442767). THIS FINANCIAL PROMOTION IS NOT, AND SHOULD NOT BE CONSTRUED AS, INVESTMENT, TAX OR LEGAL ADVICE. This is not a prospectus nor an offer of securities for sale. This announcement is intended for release only in the United Kingdom and is not to be distributed into any other jurisdiction, including any jurisdiction where it would be unlawful. Investors should not subscribe for or purchase any shares referred to in this announcement except solely on the basis of the information contained in a disclosure summary published by Marex (the “Disclosure Summary”) and the preliminary prospectus relating to SpaceX which forms part of SpaceX’s Registration Statement on Form S-1 (Registration No. 333-296070) under the U.S. Securities Act of 1933, as amended (“Registration Statement”, together with any supplementary prospectus, if relevant, the "U.S. Prospectus"), including the risk factors set out therein, published by Space Exploration Technologies Corp. (the "Company" and, together with its subsidiaries, the "Group" or "SpaceX") in connection with the offer of shares of Class A common stock in the Company (the "Shares") and admission of such Shares to trading on Nasdaq and Nasdaq Texas. A copy of the U.S. Prospectus published by the Company and the Disclosure Summary published by Marex are available at www.winterflood.com/wrap/ipo/spacex, subject to certain access restrictions. 4 June 2026 Space Exploration Technologies Corp. Launch of UK Retail Offer Following the filing of the Registration Statement and the publication of the U.S. Prospectus by the Company and the publication by Marex of the Disclosure Summary for UK retail investors, Marex is pleased to announce the launch of a public offer of Shares (“Retail Offer”) to retail investors who are tax resident and located in the United Kingdom (“UK retail investors”) via a public offer platform (“POP”) operated by Marex in accordance with the rules of the UK Financial Conduct Authority (“FCA”). Marex is acting as a POP operator, an entity authorised by the Financial Conduct Authority to run an electronic system through which certain shares are offered to the public in the UK (the “POP Operator”). UK Retail Offer highlights • SpaceX has launched a global offering of 555,555,555 Shares with a fixed price of USD 135 per Share for a base offering of USD 75 billion (the “Offer”). • The Retail Offer will be facilitated by Marex acting as POP Operator via the Winterflood Retail Access Platform (the “WRAP Platform”). • Marex has appointed a group of participating retail intermediaries (“Participating Intermediaries”) to accept orders from UK retail investors. Only Participating Intermediaries can access the WRAP platform. There will be no direct offer from the Company to UK retail investors. • UK retail investors wishing to participate in the Retail Offer will need to contact one of the Participating Intermediaries listed on Marex’s website at www.winterflood.com/wrap/ipo/spacex.

2 • Some Participating Intermediaries will be accepting orders from UK retail investors in US Dollars and others will be accepting orders in GB Pounds. Applications for Shares through the Participating Intermediaries may be made from ISAs, SIPPs, Trading Accounts, Junior ISAs and Junior SIPPs. UK retail investors should consult their Participating Intermediary for further details. • The Retail Offer is open to individuals tax resident and located in the UK. • Participating Intermediaries have made the U.S. Prospectus and Disclosure Summary available on their websites. You can also access these documents via Marex’s website: www.winterflood.com/wrap/ipo/spacex. • The deadline for Retail Offer applications is 10 June 2026. Each Participating Intermediary will set their own closing time. Background on SpaceX Founded in 2002, SpaceX is the only company building the integrated hardware and software infrastructure of the future across space, connectivity, and AI. They design, manufacture, launch, and operate products and services built on cutting-edge technologies, including the world’s most advanced rockets and spacecraft. SpaceX combines the most transformative and critical technologies in human history, including reusable rockets, a fully global internet service, satellite-to-mobile communications, a real-time information, entertainment and free speech platform, and a truth-seeking AI system designed to accelerate scientific discovery and augment human capabilities. Space Exploration Technologies Corp. has applied to list its Shares on the Nasdaq and Nasdaq Texas under the symbol “SPCX”. The Retail Offer The Retail Offer is being made on the basis outlined in the Disclosure Summary in conjunction with the terms and conditions of the relevant Participating Intermediary. Further information on SpaceX and its business is set out in the U.S. Prospectus, which, along with the Disclosure Summary, is available at www.winterflood.com/wrap/ipo/spacex. Expected Retail Offer Timetable Launch of the Retail Offer 4 June 2026 Deadline for Retail Investors to apply 10 June 2026 Retail Offer results announcement 12 June 2026 Admission and commencement of unconditional dealings on Nasdaq and Nasdaq Texas 12 June 2026 All dates are indicative, referenced in BST and subject to change. Accessing the Retail Offer UK retail investors can apply to participate in the Retail Offer through one of the Participating Intermediaries listed on Marex’s POP website at www.winterflood.com/wrap/ipo/spacex.

3 Eligibility for the Retail Offer To be eligible to participate in the Retail Offer, applicants must be an individual located and tax resident in the UK and a client of a Participating Intermediary. UK retail investors wishing to subscribe for the Shares should contact one of the Participating Intermediaries listed on Marex’s website at www.winterflood.com/wrap/ipo/spacex. Some Participating Intermediaries may only accept applications for Shares from existing clients. UK retail investors will be advised of the minimum application amount applicable to their potential investment in the Retail Offer by their Participating Intermediary. Investors should make their own investigations into the merits of an investment in the Company. Nothing in this announcement amounts to a recommendation to invest in the Company or amounts to investment, tax or legal advice. It should be noted that an application for Shares and investment in the Company carries a number of risks. Investors should take independent advice from a person experienced in advising on investment in securities such as the Shares if they are in any doubt. Investing carries risks and share prices can go up or down, so you could lose some or all of the money you invest. Neither past performance nor any forecasts should be considered a reliable indicator of future results. This announcement should be read in its entirety. In particular, the information in the "Important Notices" section of the announcement should be read and understood. Enquiries Marex Financial Joe Winkley Sophia Bechev William Broad WRAP@winterflood.com Important Notices The contents of this announcement, which has been prepared by and is the sole responsibility of Marex Financial, have been approved by Marex Financial solely for the purposes of section 21(2)(b) of FSMA. The information contained in this announcement is for background purposes only and does not purport to be full or complete. No reliance may be placed by any person for any purpose on the information contained in this announcement or its accuracy, fairness or completeness. This announcement is not for release, publication or distribution in whole or in part, directly or indirectly, in or into any jurisdiction where such distribution would be unlawful. The distribution of this announcement may be restricted by law in certain jurisdictions and persons into whose possession this announcement or any document or other information referred to herein comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. This announcement does not constitute a prospectus or form part of any offer or invitation to sell or issue, or any solicitation of any offer to purchase or subscribe for, or otherwise invest in, Shares to any person in any jurisdiction.

4 The Winterflood Retail Access Platform is a proprietary technology platform owned and operated by Marex Financial (registered address at 155 Bishopsgate, London EC2M 3TQ). Marex Financial ("Marex") is authorised and regulated in the United Kingdom by the Financial Conduct Authority (FRN 442767). Any subscription for or purchase of Shares in the Retail Offer should be made solely on the basis of information contained in the Disclosure Summary prepared by Marex Financial in its capacity as POP Operator and the U.S. Prospectus published by the Company in connection with the Offer. The U.S. Prospectus published by the Company and Disclosure Summary prepared by Marex Financial in its capacity as POP Operator are available at www.winterflood.com/wrap/ipo/spacex A Registration Statement on Form S-1 relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. Copies of the U.S. Prospectus, when available, may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. No offer to buy the securities can be accepted and no part of the purchase price can be received until the Registration Statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date. Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the U.S. Prospectus. Any representation to the contrary is a criminal offence. Whilst the U.S. Prospectus is referred to as a ‘prospectus’, neither the U.S. Prospectus nor the Disclosure Summary is a prospectus for the purposes of The Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) or the UK Financial Conduct Authority (“FCA”) Handbook Admission to Trading on a Regulated Market Sourcebook (the “PRM Sourcebook”). Neither the U.S. Prospectus nor the Disclosure Summary has been approved by the FCA and the U.S. Prospectus and the Disclosure Summary may not contain the same information as would be included in a prospectus for the purposes of the POATRs or the PRM Sourcebook. The securities of the Company will not be admitted to listing to the Official List of the FCA or admitted to trading on a regulated market or primary MTF (as such terms are defined in the POATRs) in the United Kingdom. You should read the Disclosure Summary and the U.S. Prospectus before deciding to participate in the offer in order to fully understand the potential risks and rewards of investing in the shares being offered. If you are in any doubt about investing, contact an independent financial adviser. No offer or invitation to purchase securities is being made by the Company in the United Kingdom and, to the fullest extent permitted by law, each of the Company and its directors, employees, agents and affiliates disclaim any liability or responsibility to actual or potential investors who invest in securities of the Company pursuant to the offer by Marex Financial made through its public offer platform. The information contained in this announcement must only be transmitted to those who are tax resident and located in the United Kingdom and not be transmitted or otherwise sent to any person in the United States or any other territory where to do so would breach applicable laws or regulations. None of the Company or Marex Financial accept any responsibility for any contravention of applicable securities laws and regulations by persons as a result of false information provided by such persons. The information in this announcement is subject to change. Before subscribing for or purchasing any Shares, persons viewing this announcement should ensure that they read the Disclosure Summary and the U.S. Prospectus in full and fully understand and accept the risks which will be set out in the U.S. Prospectus and ensure that they fully understand and accept the potential risks associated with a decision to invest in Shares. This announcement shall not constitute, or form part of, any offer or invitation to sell, or any solicitation of any offer to acquire, any Shares or any other securities, nor shall it (or any part of it), or the fact of its distribution, form the basis of, or be relied on in connection with, or act as any inducement to enter into, any contract or commitment whatsoever.

5 This announcement may include statements that are, or may be deemed to be, "forward-looking statements". These forward-looking statements may be identified by the use of forward-looking terminology, including the terms "believes", "estimates", "plans", "projects", "targets", "anticipates", "expects", "intends", "may", "will", "forecast", "would", "could", "should" or, in each case, their negative or other variations or comparable terminology, or by discussions of strategy, plans, objectives, goals, future events or intentions. The forward-looking statements in this announcement speak only as at the date of this announcement. Further, certain forward-looking statements are based upon assumptions of future events which may not prove to be accurate and none of the Company, Marex Financial nor any member of the Company, nor any of such persons' respective affiliates or their respective directors, officers, employees, agents and/or advisers, nor any other person, accepts any responsibility for the accuracy of such forward-looking statements nor the assumptions underlying any of them nor the fairness of the opinions expressed in this announcement. Past performance cannot be relied upon as a guide to future performance and should not be taken as a representation that trends or activities underlying past performance will continue in the future. Forward-looking statements may and often do differ materially from actual results. No representation or warranty is made that the outcomes express or implied by any forward-looking statement will come to pass or that any forecast results will be achieved. In addition, even if the outcomes expressed or implied in any forward-looking statement do come to pass, such outcomes may not be indicative of outcomes in subsequent periods. None of the Company, Marex or any other person undertakes any obligation to update, supplement, amend or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, for any reason except to the extent required by law. You are therefore cautioned not to place any undue reliance on forward-looking statements. Nothing contained in this announcement constitutes or should be construed as being: (i) investment, financial, tax, accounting or legal advice; (ii) a representation that any investment or investment strategy is suitable or appropriate to your particular circumstances; or (iii) a personal recommendation to you. No statement contained in this announcement is intended to be, and nor shall any such statement be construed as, a profit forecast. Neither the content of the Company's website, the POP website or any other website, nor the content of any website accessible from hyperlinks on the Company's website, the POP website or any other website, is incorporated into or forms part of this announcement. The Shares to be issued or sold pursuant to the Retail Offer will not be admitted to trading on any stock exchange other than Nasdaq and Nasdaq Texas.

Exhibit B UK Retail Offer Disclosure Summary

SpaceX IPO DISCLOSURE SUMMARY

Disclosure Summary: UK Retail Offer of Shares in SpaceX 2 © 2026 Marex Financial All rights reserved IMPORTANT: You must read the following disclaimer before continuing. This disclaimer applies to this disclosure summary (this “Disclosure Summary”), which has been prepared by Marex Financial (“Marex”) in connection with its service of operating an electronic system for public offers of relevant securities, and the offer of Shares to retail investors located and tax resident in the United Kingdom facilitated through Marex’s network of Retail Intermediaries. Do not share this Disclosure Summary with anyone outside the UK. You are advised to read this disclaimer carefully before reading or making any other use of this Disclosure Summary or any other information received as a result of such use. In making use of the Disclosure Summary, you agree to be bound by the following terms and conditions, including any modifications made to them from time to time, each time you receive any information. You acknowledge that by downloading or receiving transmission of this Disclosure Summary it is intended for you only and you agree you will not forward, reproduce, copy, or publish this electronic transmission or the Disclosure Summary (electronically or otherwise) to any other person where doing so may be restricted by applicable law. You are reminded that by receiving this Disclosure Summary in electronic form you may not be in receipt of the latest version. THE DISTRIBUTION OF THIS DISCLOSURE SUMMARY MAY BE RESTRICTED BY APPLICABLE LAW AND REGULATION IN CERTAIN JURISDICTIONS. NEITHER THE DISCLOSURE SUMMARY OR ANY OTHER RELATED MATERIAL MAY BE DISTRIBUTED IN ANY OTHER JURISDICTION EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS. The Company has filed a registration statement (including a preliminary prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. In addition, the preliminary prospectus (the “Preliminary Prospectus”) has been published and is available here: https://www.winterflood.com/wrap/ipo/spacex Whilst the Preliminary Prospectus and the Final Prospectus are each referred to as a ‘prospectus’, none of the Preliminary Prospectus, the Final Prospectus (as defined herein) or the Disclosure Summary is a prospectus for the purposes of The Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) or the UK Financial Conduct Authority (“FCA”) Handbook Admission to Trading on a Regulated Market Sourcebook (the “PRM Sourcebook”). None of the Preliminary Prospectus, the Final Prospectus or the Disclosure Summary has been approved by the FCA and the Preliminary Prospectus, the Final Prospectus and the Disclosure Summary may not contain the same information as would be included in a prospectus for the purposes of the POATRs or the PRM Sourcebook. The securities of the Company will not be admitted to listing to the Official List of the FCA or admitted to trading on a regulated market or primary MTF (as such terms are defined in the POATRs) in the United Kingdom. You should read the Preliminary Prospectus and the Disclosure Summary before deciding to participate in the offer in order to fully understand the potential risks and rewards of investing in the shares being offered. If you are in any doubt about investing, contact an independent financial adviser. The Preliminary Prospectus and the Disclosure Summary have been approved by Marex as a financial promotion. Marex is a firm authorised and regulated by the Financial Conduct Authority. No offer or invitation to purchase securities is being made by the Company in the United Kingdom and, to the fullest extent permitted by law, each of the Company and its directors, employees, agents and affiliates disclaim any liability or responsibility to actual or potential investors who invest in securities of the Company pursuant to the offer by Marex made through its public offer platform. The information in this Disclosure Summary is provided in summary form only and does not purport to be complete. This Disclosure Summary does not contain all the information that is or may be material to you in considering a potential investment in the Company and should not be considered as a recommendation in respect of the holding, purchasing or selling of any securities of the Company.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 3 © 2026 Marex Financial All rights reserved Disclosure Summary: UK Retail Offer of Shares in SpaceX 4 June 2026 and version 1. This Disclosure Summary has been prepared by Marex Financial and has been approved by Marex Financial as a financial promotion on the date shown on the front of this document. Marex Financial (Marex or we or us) is authorised and regulated by the Financial Conduct Authority (Firm Reference Number 442767). We run an electronic system that allows shares to be offered to the public in the UK. Our job includes checking whether it is right to make this offer to the public and preparing this Disclosure Summary. Only certain Retail Intermediaries can use our system. You will need to contact a Retail Intermediary to take part in the Retail Offer. You cannot register interest directly with Marex. Investors should make their own investigations into the merits of an investment in SpaceX. Nothing in this Disclosure Summary amounts to a recommendation to invest in the Company or to investment, financial, tax or legal advice. It should be noted that an application for Shares and investment in SpaceX carries a number of risks which are set out in more detail in this Disclosure Summary. Investors should take independent advice from a person experienced in advising on investment in securities such as the Shares if they are in any doubt. An investment in SpaceX won’t be right for everyone. Investments rise and fall, so the value of your investment in the Company and any income from it is not guaranteed. When you sell your investment, you may get back less than the amount originally invested or nothing at all. You should not expect any dividends or any ability to influence the Company through voting rights. When you apply for Shares, you won’t know the exact purchase price or how many you may get (if any). SpaceX is a large, complex and ambitious business with meaningful commercial traction, but also a materially elevated risk profile. The investment case is speculative in several respects and depends on successful delivery of future technology, infrastructure, regulatory approvals, capital allocation, customer adoption and key personnel. If you invest, you cannot expect to receive dividends and you may lose some or all of your money. The Shares will not be listed on a UK exchange and there are differences in the regulatory framework in the US. In addition, the GBP price of overseas investments, and the income from them, is subject to foreign exchange fluctuations. This Disclosure Summary contains information about the past and statements about the potential future. Past performance and forecasts are not a reliable indicator of future results. Such forward looking statements and terminology includes the following: • Statements on Starship development, markets, demand, satellite deployment, orbital AI compute, manufacturing and operating capacity, technology commercialisation, capital expenditures, power and GPUs, regulatory approvals, competition, regulation and economic conditions. • Terminology including, but not limited to, anticipate, believe, estimate, expect, intend, may, plan, potential, project, will, should, could, future, goal, target and similar expressions that are predictions of or indicate future events or trends that do not relate to historical matters. This document should be read in its entirety. In particular, the information in Part C of the Disclosure Summary should be read and understood. Please see “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and SpaceX’s consolidated financial statements and the related notes included in the Preliminary Prospectus for further information about these risks, contingencies, and uncertainties. New risks emerge from time to time, some risks are inherently unknown and it is not possible for SpaceX’s management to predict all such risks. The Financial Ombudsman Service (FOS) can help if you have a complaint against an FCA regulated firm. But it does not cover poor investment performance. Learn more about FOS protection here.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 4 © 2026 Marex Financial All rights reserved The Financial Services Compensation Scheme (FSCS) may protect you if a regulated firm fails. But it does not cover you if your investment simply performs badly. Check if you are protected using the FSCS investment protection checker here. Highlights Founded in 2002, SpaceX is the only company building the integrated hardware and software infrastructure of the future across space, connectivity, and AI. They design, manufacture, launch, and operate products and services built on cutting-edge technologies, including the world’s most advanced rockets and spacecraft. SpaceX combines the most transformative and critical technologies in human history, including reusable rockets, a fully global internet service, satellite-to-mobile communications, a real-time information, entertainment and free speech platform, and a truth-seeking AI system designed to accelerate scientific discovery and augment human capabilities. Key information SpaceX, a Texas corporation, has filed a Registration Statement on Form S-1 with the United States Securities and Exchange Commission (SEC) for a proposed initial public offering (IPO) of shares of its Class A common stock (the Shares). This means SpaceX is taking steps to sell Shares to members of the public for the first time. The Company is offering 555,555,555 Shares in the IPO. There is currently no public market for the Shares which means they cannot yet be traded on any stock exchange. In connection with the IPO, SpaceX has applied to list Shares on Nasdaq and Nasdaq Texas under the symbol SPCX. Once the Shares are listed and commence trading, investors will be able to buy and sell their Shares on the Nasdaq and Nasdaq Texas stock markets. The Company expects the price per Share in the IPO will be $135.00 per Share and expects to receive approximately $74.4 billion in net proceeds from the IPO. It could be $87.5 billion if the underwriters exercise in full their option to purchase additional Shares as described in the section on The Offering in Part B below. This is based upon an expected price of $135.00 per share, after deducting certain amounts. Please note that the anticipated price and offer size are subject to change, and that the final price per Share and final offer size may be above, below or equal to the expected price and offer sizes, including any such price or size as revised. Following the completion of the IPO, SpaceX will have two classes of common stock outstanding: the Shares and Class B common stock. Each Share will entitle its holder to one vote per share. Each share of Class B common stock will entitle its holder to 10 votes per share. Class A shareholders and Class B shareholders will vote together as a single class on all matters to be voted on by shareholders, except Class B shareholders will be entitled to elect a majority of SpaceX’s board of directors in addition to having certain other class votes as described in “Description of Share Capital” elsewhere in this Disclosure Summary. As part of the IPO, Shares are being offered to retail investors in certain jurisdictions outside the United States including the UK (Retail Offer). No prospectus is required to be prepared or published in the UK in respect of the Retail Offer, which benefits from an exception under the Public Offers and Admissions to Trading Regulations 2024. In addition, it is important to note that the Shares will only be listed and traded in USD on the Nasdaq and Nasdaq Texas stock markets and will not be listed on any UK or other overseas stock exchange. The process and the terms on which you can apply to buy Shares is set out in Part D. Important terms used in this document We use a few important terms in this document and it is important that you keep these terms in mind whilst reading this document. Depositary Interests or DIs: are as explained in Part D of this Disclosure Summary. Disclosure Summary: this is the document you are reading now. It explains the due diligence that Marex has done and gives key details about SpaceX and the proposed IPO. Final Prospectus: the final prospectus relating to SpaceX which forms part of the Registration Statement. It will be dated the date the final offer price is determined and will set out the final details about the IPO, including the final offer price. The Final Prospectus is not a prospectus for UK purposes, has not been, and will not be, approved by the FCA and may not contain the same information which would be included in a UK prospectus. IPO / this offering: the offering of Shares in SpaceX to members of the public for the first time on the basis set out in the Preliminary Prospectus. FOS: the Financial Ombudsman Service. FSCS: the Financial Services Compensation Scheme. GBP: Pound Sterling

Disclosure Summary: UK Retail Offer of Shares in SpaceX 5 © 2026 Marex Financial All rights reserved Nasdaq: the Nasdaq Stock Market LLC, a US stock exchange and digital platform where investors can buy and sell shares in publicly traded companies. Nasdaq Texas: Nasdaq Texas LLC, Texas-based dual-listing exchange that extends Nasdaq’s platform into the state of Texas. Preliminary Prospectus: the preliminary prospectus, dated 3 June 2026 relating to SpaceX which forms part of the Registration Statement. It sets out key details about the IPO, including the anticipated price for the Shares. The Preliminary Prospectus is not a prospectus for UK purposes, has not been, and will not be, approved by the FCA and may not contain the same information which would be included in a UK prospectus. Registration Statement: SpaceX’s registration statement on Form S-1 (Registration No. 333-296070) under the US Securities Act of 1933, as amended. Retail Intermediaries: These are the companies through which eligible UK retail investors can take part in the Retail Offer, if it goes ahead. Retail Offer: the offer intended to be made to eligible UK retail investors. SEC: the US Securities and Exchange Commission. Shares: the shares of Class A common stock of the Company with a par value of $0.001 per share of SpaceX (including where represented by DIs). SpaceX or the Company: Space Exploration Technologies Corp. UK or United Kingdom: the United Kingdom of Great Britain and Northern Ireland. United States or US: the United States of America, its territories and possessions, any state of the United States, and the District of Columbia. USD: United States Dollar. Purpose of this document This Disclosure Summary is designed to: • explain how we decided it was right to conduct this Retail Offer – see Part A; • summarise key information about SpaceX and the Retail Offer – see Part B; • summarise the main risks of buying Shares – see Part C; • explain to you how to take part in the Retail Offer if you decide to do so – see Part D; and • give you other information you need to decide whether to buy Shares and how to do so – see Part E. Please read this Disclosure Summary in full before you decide whether to buy Shares. This decision is yours alone. We cannot give you advice or recommend whether you should buy Shares. You will not buy Shares directly from us. If you have questions, please contact a Retail Intermediary who can help you. You should take independent advice from a person experienced in advising on investment in securities such as the Shares if you are in any doubt. You should only decide to buy Shares based on this Disclosure Summary and the Preliminary Prospectus together. The Preliminary Prospectus has more detail than this Disclosure Summary. You can find the Preliminary Prospectus here: https://www.winterflood.com/wrap/ipo/spacex. You must read the entire Preliminary Prospectus, including the summary on pages 1 to 24 and the risk factors on pages 27 to 64. If you decide to buy Shares, you will need to confirm to your Retail Intermediary that, amongst other things: • you have read and understood the Preliminary Prospectus, this Disclosure Summary, and any updates, and you have not relied on any other information to make your decision; and • you are physically located in the United Kingdom and are tax resident in the UK.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 6 © 2026 Marex Financial All rights reserved Part A: Our determination whether to support the Retail Offer and how we reached it Due diligence conducted Our due diligence exercise covered the following key areas and involved the following work. Issuer and business model Marex reviewed SpaceX’s business model, operating segments, commercial strategy and growth plans. The work confirmed that SpaceX is a scaled but complex business with three main pillars: space and launch services, satellite-enabled connectivity, and artificial intelligence / compute infrastructure. The diligence considered the extent to which each business pillar was commercially credible, supported by customer demand and aligned with SpaceX’s stated strategy. Customer-facing diligence provided corroborative evidence that SpaceX’s products and services are regarded as strategically important by a range of commercial counterparties, particularly in relation to launch reliability, connectivity performance and artificial intelligence use cases. Financial viability and funding Marex reviewed SpaceX’s financial statements, management presentations, funding plans and auditor- related diligence. SpaceX’s materials indicated that it expected to have sufficient funding for at least the next 12 months from the relevant financial statement date. The diligence also considered SpaceX’s expected funding mix, including proceeds from the IPO, debt funding and operating cash flow. While SpaceX’s financial plan is ambitious and dependent on successful execution, the review did not identify a basis on which to conclude that SpaceX lacked near-term financial viability. Marex also considered fees, commissions, foreign- exchange costs and other charges affecting returns. These were assessed as not having a material impact on SpaceX’s business model or the overall investment case. Risk profile Marex reviewed SpaceX’s principal risk factors and the risks associated with the offer structure. The material risk areas included: ▪ technological execution and delivery risk ▪ dependence on major future projects ▪ regulatory, licensing and permitting risk ▪ communications spectrum and telecommunications approvals ▪ artificial intelligence, data, privacy, cyber and content regulation ▪ litigation, investigation and enforcement risk ▪ capital intensity and financing risk ▪ customer adoption and market-size risk ▪ governance and voting-control risk ▪ key-person risk ▪ securities settlement, foreign-exchange and custody mechanics ▪ intermediary distribution risk ▪ financial-promotion and marketing risk ▪ the risk that retail investors may not fully appreciate the speculative nature of SpaceX’s long-term plans Marex challenged and reviewed these risks through internal review, issuer and adviser engagement, customer diligence, auditor-related diligence and risk- factor analysis. Legal, regulatory and litigation review Marex reviewed litigation and regulatory disclosures, including matters relating to artificial intelligence, intellectual property, regulatory inquiries and broader legal contingencies. The review did not identify undisclosed litigation or regulatory matters that would prevent the offer from being distributed. Marex also reviewed the legal and regulatory structure for the Retail Offer, including the requirements applicable to retail distribution, financial promotions, investor communications, disclosure documentation, intermediary participation and settlement arrangements. Governance and key individuals Marex reviewed SpaceX’s governance structure, voting rights, shareholder control and key-person considerations. SpaceX has a dual-class share

Disclosure Summary: UK Retail Offer of Shares in SpaceX 7 © 2026 Marex Financial All rights reserved structure, with voting control concentrated in a controlling shareholder group. This creates governance risk for minority investors and is therefore being disclosed. Marex also completed due diligence on key individuals associated with SpaceX, including screening, background review and enhanced checks where appropriate. Any identified anomalies or adverse matters were considered and resolved or disclosed. Shares and the Retail Offer structure Marex reviewed the rights attaching to the Shares, the expected shareholder structure, use of proceeds, transaction timeline, settlement mechanics and operational arrangements. The Shares carry ordinary economic exposure but limited voting influence for investors when compared with the voting control retained by existing controlling holders. This has been disclosed. Marex also reviewed the distribution and settlement mechanics, including foreign-exchange and cross- border settlement considerations. These were assessed as manageable, subject to completion of the relevant operational and legal controls. Customer and commercial validation Customer diligence supported SpaceX’s commercial claims in several areas. The diligence indicated that customers regard SpaceX as an important or differentiated provider across its key business lines. Customers provided evidence of reliability, performance, commercial relevance, switching considerations and demand. This customer diligence did not remove SpaceX’s execution or valuation risk, but it provided useful corroboration that its products and services have genuine commercial relevance and are not solely dependent on speculative future plans. Disclosure and investor information Marex reviewed the investor information package, including offering materials, risk disclosures, communications materials and website / microsite content. The purpose of this work was to ensure that a reasonable retail investor would receive sufficient, clear and balanced information to make an informed decision. Consumer Duty and target market Marex considered whether the Retail Offer could be made available to a retail audience consistently with consumer-outcomes obligations. This included consideration of the target market, investor information, readability, accessibility, risk warnings, intermediary responsibilities, management information and communications governance. The Retail Offer is not suitable for all retail investors. It is appropriate only for investors who can tolerate loss of capital (i.e., lose all the money they invest), seek capital growth without income or capital protection (i.e., are prepared not to receive dividends), and are willing to accept material volatility, execution risk and governance limitations. The target market for the Shares has been communicated to the Retail Intermediaries and the characteristics above are being highlighted to potential investors through this Disclosure Summary. Conclusion We have undertaken a sufficient and proportionate due diligence process to support us facilitating the Retail Offer. The due diligence confirms that SpaceX is a large, complex and high-growth business with meaningful commercial traction, but also a materially elevated risk profile. The investment case is speculative in several respects and depends on successful delivery of future technology, infrastructure, regulatory approvals, capital allocation and customer adoption. Marex concluded that the Retail Offer is acceptable for retail distribution because the key risks have been identified, challenged and can be clearly disclosed; SpaceX and its securities have been sufficiently understood; financial viability has been assessed; customer and commercial diligence provided corroborative support; legal, regulatory and litigation matters have been reviewed; and the operational and disclosure framework can support informed retail investor participation. Accordingly, the Retail Offer may be distributed to a retail investor audience, on the basis that they will receive clear and balanced information, prominent risk warnings, appropriate cost and settlement disclosure, and the opportunity to make an informed decision consistent with their own circumstances and risk appetite.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 8 © 2026 Marex Financial All rights reserved Part B: Prospectus Summary Part B reflects the Prospectus Summary in the Preliminary Prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the Shares. You should read the entire Preliminary Prospectus carefully before making an investment decision. You should carefully consider, among other things, the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and SpaceX’s consolidated financial statements and the related notes included in the Preliminary Prospectus. Some of the statements in this summary constitute forward-looking statements. Please carefully consider the section titled “Cautionary Statement Regarding Forward-Looking Statements.”. You can find the Preliminary Prospectus here: https://www.winterflood.com/wrap/ipo/spacex. Glossary of terms The key terms for investors looking to understand the technical terminology used in Parts B and C of this Disclosure Summary includes the following: Adjusted EBITDA: this is a non-GAAP financial measure and is explained in the “Segment performance” section of Part B. See “Certain non-GAAP Financial Measures” below. AI / artificial intelligence: refers to advanced computational technologies and systems enabling machines to learn, comprehend reality, solve complex problems, exhibit creativity, make critical decisions, and function with growing autonomy. AI compute / compute: refers to the computing infrastructure required to train and operate artificial intelligence models, including, without limitation, specialised processors, networking, storage, and power systems deployed in data centers or other computing environments. AI compute satellite: refers to a satellite equipped with onboard artificial intelligence processing capabilities designed to perform data analysis, inference, or other machine learning, automated decision-making and artificial intelligence algorithms, models and technologies workloads in orbit. AI segment: refers to SpaceX’s AI business, acquired through xAI in February 2026, and includes AI compute, Grok and X. The Algorithm: refers to SpaceX’s five-step iterative process that it uses to rapidly innovate and optimize, emphasizing making the requirements less dumb, deleting unnecessary processes or parts, optimizing the necessary processes or parts, accelerating cycle timesteps, and automating only proven processes after the first four steps are completed. ARPU: refers to service revenue generated from Starlink Subscribers during a period divided by (i) the average number of Starlink Subscribers during the period and by (ii) the number of months in the period. Class C Reclassification: this is explained in “The Offering” section of Part B. COLOSSUS: SpaceX’s flagship data center, located on Paul R. Lowry Road in Memphis, Tennessee. COLOSSUS II: SpaceX’s data centers in Memphis, Tennessee and Southaven, Mississippi. These data centers are part of SpaceX’s coherent gigawatt-scale AI training cluster. Connectivity segment: refers to SpaceX’s Connectivity segment, which includes Starlink and associated offerings. Credit Agreements: refers to the SpaceX Credit Facility and the SpaceX Bridge Loan. Dragon: SpaceX’s Dragon spacecraft. EBITDA: this is explained in the “Segment performance” section of Part B. Falcon 9: refers to SpaceX’s orbital-class rocket with reusable boosters, first launched in 2010, which has a payload capacity to LEO of approximately 23 metric tons. Falcon Heavy: refers to SpaceX’s partially reusable super heavy-lift launch vehicle, first launched in 2018, which has a payload capacity to LEO of approximately 64 metric tons.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 9 © 2026 Marex Financial All rights reserved Frontier model: refers to a leading-edge, sophisticated large language model, such as Grok, designed for rigorous reasoning and real-time information synthesis. GAAP: refers to generally accepted accounting principles. GPU: refers to a graphics processing unit. Grok: refers to SpaceX’s family of frontier models, which represents a core pillar of SpaceX’s mission to advance humanity’s understanding of the universe through the development of truth-seeking artificial intelligence. Imagine: SpaceX’s image and video generation system. Low-Earth Orbit / LEO: refers to an orbit relatively close to Earth’s surface, typically used by satellites for applications like broadband internet due to its lower latency compared to higher orbits. Macrohard: refers to a platform SpaceX is currently developing that is designed to emulate digital workflows, augment human operation of computers, and create a fully AI-operated software company. Mass to orbit: refers to the total kilograms of payload deployed to orbit in a given period, and is a key indicator of SpaceX’s capacity and scalability that supports SpaceX’s revenue and drives expansion across SpaceX’s Connectivity and AI segments. mobile network operators or MNOs: refers to the local entities of the companies that provide mobile phone services to customers, with whom SpaceX partners to offer satellite-to-mobile connectivity. The term may also include mobile virtual network operators, where applicable. Monthly Active User / MAU: refers to the total number of users who have interacted with Grok or X through web browsers or mobile applications at least once during the 30-day period ending on the date of measurement (“active users”). In presenting combined MAUs across the two platforms, SpaceX seeks to identify and account for users who access both Grok and X based on sign-in traffic so that such users are not double-counted when measuring MAU. Furthermore, only users who have registered for an X or Grok account are included. While SpaceX believes its methodologies provide a reasonable approximation of MAU based on the number of unique users, SpaceX’s notes that they may not fully capture all instances of duplication, and SpaceX reported MAU should be viewed as an estimate of unique users across SpaceX’s Grok and X platforms for the applicable period. SpaceX tracks the subset of users who used Grok’s AI features and those who have not based on the source of their server requests. Orbital AI compute: refers to artificial intelligence computing infrastructure contemplated to be deployed in space, consisting of satellite constellations that act as orbital data centers, harnessing solar energy for power and leveraging the space environment for cooling. SpaceX expects to begin deploying SpaceX’s orbital AI compute satellites as early as 2028. payload: refers to the portion of a vehicle’s total mass that consists of the cargo, passengers, satellites, or other mission-specific items being transported and that reaches the target orbit or destination. Payload is distinct from total mass (also referred to as gross mass or initial mass) which is the entire weight of the vehicle, including the payload, fuel / propellant, structure, engines, and any other items, at the start of a journey. Preferred Conversion: this is explained in “The Offering” section of Part B. Raptor engines: refers to high-performance family of engines developed and produced by SpaceX, such as those powering the Super Heavy booster and Starship upper stage, designed for efficiency and reusability. Service Line: refers to an individual instance of Starlink broadband internet service provisioned under a subscription plan, generally associated with a specific Starlink User Terminal or group of terminals, and billed according to Starlink’s service plans and terms of service. The number of Service Lines is distinct from the number of unique devices, account holders, end users, or physical persons. Space segment: refers to SpaceX’s Space segment, which includes SpaceX’s customer launch operations and offerings such as Falcon, Dragon, and Starship. SpaceX Bridge Loan: refers to the Bridge Loan Credit Agreement, dated as of 2 March 2026, by and among SpaceX, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Goldman Sachs Bank USA, as administrative agent and a lender. SpaceX Credit Facility: refers to SpaceX’s Credit Agreement, dated as of 7 February 2025, by and among SpaceX’s, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, as amended by the First Amendment to Credit Agreement and Waiver, dated as of 2 March 2026, by and among SpaceX, the lenders party thereto, and the other L/C Issuers party thereto. In May 2026, the SpaceX Credit Facility was amended to increase the borrowing capacity and extends the maturity date.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 10 © 2026 Marex Financial All rights reserved Starlink: refers to SpaceX’s global Low-Earth Orbit satellite constellation and broadband network designed to deliver high-speed, low-latency internet connectivity worldwide. Starlink Mobile: refers to a service that provides cellular connectivity directly to everyday smartphones via satellites, supplementing terrestrial networks and substantially reducing mobile dead zones. Starlink Subscriber: refers to a unique Service Line that is directly assigned to a Starlink.com account registered to a person or entity that does not have a direct, negotiated agreement with the Starlink sales team. Starlink User Terminal: refers to a device developed by SpaceX that connects to the Starlink satellite constellation to deliver high-speed, low-latency internet. Starshield: refers to a secure satellite network designed specifically for government customers and national security applications. Starship: refers to a fully reusable, super heavy-lift launch vehicle. Starship can be used to describe the stacked vehicle (booster and upper stage) or upper stage only. SpaceX expects Starship to commence payload delivery to orbit in the second half of 2026. Super Heavy: refers to the reusable first-stage booster for the Starship launch vehicle, powered by 33 Raptor engines. Terafab: refers to a chip manufacturing initiative with a long-term goal of producing one terawatt of compute hardware each year. V1 Mobile satellites: refers to SpaceX’s mobile satellites that provide light data, text messaging (SMS), and over-the-top voice services (e.g., WhatsApp and FaceTime) to mobile devices. V1 Mobile satellites are currently in orbit and are launched on SpaceX’s Falcon rockets. V2 Mini satellites: refers to SpaceX’s current broadband satellites that provide high-speed internet to homes, businesses, and vehicles. V2 Mini satellites are currently in orbit and are launched on SpaceX’s Falcon rockets. V3 satellites: refers to SpaceX’s next-generation Starlink broadband satellites, which are designed to offer one Tbps of downlink capacity per satellite and which SpaceX expects to begin deploying on Starship in the second half of 2026. X: refers to SpaceX’s real-time information, entertainment, and free speech platform that serves as a foundational distribution and data engine for the AI ecosystem. xAI: refers to X.AI Holdings LLC or, prior to the xAI Merger, X.AI Holdings Corp., together with its subsidiaries, as applicable. xAI Merger: the acquisition of X.AI Holdings Corp., by SpaceX effective 2 February 2026. X Merger: the acquisition of X Holdings Corp., by xAI effective 28 March 2025.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 11 © 2026 Marex Financial All rights reserved SpaceX’s Mission SpaceX’s mission is to build the systems and technologies necessary to make life multiplanetary, to understand the true nature of the universe, and to extend the light of consciousness to the stars. To do this, the Company has formed the most ambitious, vertically integrated innovation engine on (and off) Earth with unmatched capabilities to rapidly manufacture and launch space-based communications that connect the world, to harness the Sun to power a truth-seeking artificial intelligence that advances scientific discovery, and ultimately to build a base on the Moon and cities on other planets. Overview Founded in 2002, SpaceX is the only company building the integrated hardware and software infrastructure of the future across space, connectivity, and AI. At its core, the SpaceX team are builders. SpaceX designs, manufactures, launches, and operates products and services built on cutting-edge technologies, including the world’s most advanced rockets and spacecraft. SpaceX safely and reliably transports astronauts, satellites, and other payloads on missions that benefit life on Earth. Since 2023, SpaceX has launched more than 80% of mass to orbit for the world each year with an over 99% mission success rate with Falcon rockets. SpaceX also operates a high-speed, low-latency global broadband data and communications network powered by approximately 9,600 Starlink broadband and mobile satellites in Low-Earth Orbit, delivering connectivity to millions of consumer, enterprise, and government customers across 164 countries, territories, and other markets, as of 31 March 2026. Using its dedicated satellite-to-mobile constellation, SpaceX offers connectivity services, supplementing terrestrial networks and substantially reducing mobile “dead zones” across approximately 30 countries. With the potential to improve both space exploration and life on Earth, AI accelerates SpaceX’s mission to make life multiplanetary, to understand the true nature of the universe, and to extend the light of consciousness to the stars. xAI, which was founded in 2023 and acquired by SpaceX in early 2026, is now an integral pillar of SpaceX’s vertically integrated company. SpaceX is rapidly constructing AI compute infrastructure—starting on Earth with the goal of extending to space—at industry-leading pace and cost efficiency. SpaceX’s infrastructure supports training and inference for Grok, which has emerged as one of the world’s most advanced frontier models. Grok is designed as a truth-seeking AI model, built on SpaceX’s founder Elon Musk’s mission to enable humanity to understand the universe. SpaceX believes that accomplishing this mission requires a truth-seeking approach to AI. SpaceX defines truth seeking as the active, relentless pursuit of what is objectively true about reality, and grounded in evidence, logic, empirical data, and first principles thinking. SpaceX’s goal is to understand and explain what the universe appears to be doing, as accurately as current knowledge allows. Within two years of its initial model release, Grok achieved frontier-level performance in scientific reasoning, as measured by its GPQA Diamond score, an industry benchmark that evaluates AI models on a standardised set of questions written and validated by experts, on a faster timeline than reported by other leading model providers. Grok also benefits from integration with X, SpaceX’s real-time information, entertainment, and free speech platform, which serves as a foundational distribution and data engine for SpaceX’s AI ecosystem and further enhances Grok’s truth-seeking objective. SpaceX believes that space represents the largest economic frontier in human history. Connectivity infrastructure in space is designed to help everyone on Earth have access to education, healthcare, entertainment, and communications, and to enable people to overcome many traditional limits, such as physical and political borders. SpaceX believes AI infrastructure in space can utilise the virtually limitless power of the Sun and thereby enable the use of AI as a transformative force for understanding the universe and improving the daily lives of all humans. SpaceX believes the convergence of these areas will enable an unprecedented expansion in the global economy, leading to an age of abundance. SpaceX’s innovations and technological advancements are redefining industries on Earth, while the Company aims to create new ones on the Moon, Mars, and beyond. SpaceX is truly building the infrastructure of the future. • Space. SpaceX is the only company that has cracked the code on accessing space at scale, revolutionising an industry characterised by decades of stagnation, risk aversion, and economically perverse cost structures. SpaceX upended this paradigm through the application of first-principles thinking, which rejects industry assumptions and builds solutions based on the fundamental laws of physics. SpaceX’s intense, mission-driven, engineering-first culture and focus on extreme vertical integration have propelled the Company to achieve what many deemed impossible. SpaceX pioneered high- cadence, reliable, and affordable access to space with its Falcon family of rockets. In 2015, SpaceX established at least a 10-year lead over the industry by successfully landing its first Falcon 9 booster back from space before anyone else. Space flight that historically cost billions per launch now costs in the tens of millions, fundamentally reducing the cost of

Disclosure Summary: UK Retail Offer of Shares in SpaceX 12 © 2026 Marex Financial All rights reserved space access and providing the opportunity to build new enterprises in space. • Connectivity. Since activating service for customers in 2020, Starlink has rapidly expanded global access to high-speed internet, prioritising underserved rural and remote communities worldwide. While building terrestrial networks in such communities can be prohibitively expensive, Starlink is capable of delivering broadband connectivity anywhere on Earth with just a Starlink Kit. As of 31 March 2026, SpaceX had approximately 9,600 Starlink broadband and mobile satellites in Low-Earth Orbit, operating the world’s most advanced broadband constellation providing internet connectivity to approximately 10.3 million Starlink Subscribers across 164 countries, territories, and other markets. In January 2024, SpaceX also began deploying its Starlink Mobile constellation that utilises separate Starlink satellites with satellite-to-mobile capabilities, substantially reducing mobile “dead zones” around the world. As of 31 March 2026, SpaceX’s dedicated satellite-to-mobile constellation of approximately 650 V1 Mobile satellites provides satellite-to-mobile data, over- the-top voice, and messaging services to approximately 7.4 million monthly unique devices across approximately 30 countries. • AI. SpaceX was the first company to deploy a coherent gigawatt-scale AI training cluster. For complex reasoning and agentic workloads, compute is directly correlated with the quality of intelligence and task completion speed. In under two years, SpaceX has established a dual advantage in both cost efficiency and deployment speed at scale. By owning the compute infrastructure and vertically integrating across the full AI stack, SpaceX can train and iterate its frontier models at lower cost and higher velocity and accelerate development cycles. This eliminates external bottlenecks and drives rapid, continuous improvements in model performance. SpaceX believes this combination of its state-of-the-art AI compute infrastructure, its truth-seeking frontier model, and its access to real-time data on X creates a significant strategic advantage. SpaceX’s integrated AI platforms across Grok and X had approximately1.3 billion supported accounts active in the last twelve months ended 31 March 2026 and 31 December 2025, including approximately 550 million and 520 million MAUs as of 31 March 2026 and 31 December 2025, respectively. Of SpaceX’s MAUs, the Company had approximately 117 million and 89 million MAUs that used Grok’s AI features as of 31 March 2026 and 31 December 2025, respectively. Grok’s deep integration with X enables freshness, relevance, and contextual awareness that SpaceX believes is a competitive differentiator. This direct, real-time access to the information and human discourse on X enhances Grok’s truth-seeking capabilities by grounding outputs in up-to-date knowledge and diverse viewpoints. As a result, SpaceX believes Grok can deliver the most objective and relevant insights and best serve high- frequency, high-value use cases across consumer and enterprise AI applications. SpaceX has created distinct new markets across the space, connectivity, and AI industries by building the integrated hardware and software infrastructure of the future and by combining its broad range of capabilities. For example, SpaceX’s recent acquisition of xAI unites SpaceX’s launch capabilities and global connectivity network with xAI’s AI development capabilities. Specifically, SpaceX believes its reusable rockets, scaled satellite manufacturing, and operational expertise can enable the cost-effective and rapid deployment of massive AI compute satellite constellations—with potentially millions of satellites—for orbital data centers. SpaceX believes these AI compute satellites in Sun-synchronous orbit will be able to handle energy-intensive AI workloads, such as inference demand, at far greater scale and efficiency than terrestrial alternatives, with Starlink providing low- latency, global connectivity linking these orbital AI systems to people around the world and delivering real- time intelligence. SpaceX expects to begin deploying its orbital AI compute satellites as early as 2028. SpaceX’s financial results reflect the strength of its operating model and its ability to create and scale multiple new businesses: • For the three months ended 31 March 2026, SpaceX generated revenue on a consolidated basis of $4,694 million, loss from operations of $(1,943) million and Adjusted EBITDA of $1,127 million. In 2025, SpaceX generated revenue on a consolidated basis of $18,674 million, loss from operations of $(2,589) million and Adjusted EBITDA of $6,584 million. SpaceX’s Space and Connectivity segments contributed the substantial majority of its consolidated revenue in the three months ended 31 March 2026 and the year ended 31 December 2025, demonstrating the benefits of their scale and operating leverage in SpaceX’s vertically integrated business model;

Disclosure Summary: UK Retail Offer of Shares in SpaceX 13 © 2026 Marex Financial All rights reserved • For the three months ended 31 March 2026, SpaceX’s Space segment generated revenue of $619 million, loss from operations of $(662) million, and Segment Adjusted EBITDA of $(351) million. In 2025, SpaceX’s Space segment generated revenue of $4,086 million, loss from operations of $(657) million, and Segment Adjusted EBITDA of $653 million. Additionally, SpaceX’s Space segment funded $930 million and $3,004 million in research and development expense during the three months ended 31 March 2026 and the year ended 31 December 2025, respectively, for SpaceX’s next-generation Starship launch vehicle program. Starship is designed to enable a step- function change in SpaceX’s launch capability across reusability, payload capacity, and launch cadence, and is the key enabler of SpaceX’s long-term growth strategy by unlocking entirely new categories of missions; • For the three months ended 31 March 2026, SpaceX’s Connectivity segment generated revenue of $3,257 million, income from operations of $1,188 million, and Segment Adjusted EBITDA of $2,087 million. SpaceX’s Connectivity segment, primarily driven by Starlink, generated revenue of $11,387 million, income from operations of $4,423 million, and Segment Adjusted EBITDA of $7,168 million in 2025, representing year-over-year growth of 49.8%, 120.4%, and 86.2%, respectively, benefiting from subscriber growth, increasing enterprise adoption, and continued improvement in network efficiency; • In SpaceX’s newly acquired AI segment, the Company plans to prioritise growth and investment to capture significant opportunities in AI applications and compute infrastructure. For the three months ended 31 March 2026, SpaceX’s AI segment generated revenue of $818 million, loss from operations of $(2,469) million, and Segment Adjusted EBITDA of $(609) million. In 2025, SpaceX’s AI segment generated revenue of $3,201 million, loss from operations of $(6,355) million, and Segment Adjusted EBITDA of $(1,237) million, reflecting its earlier stage of development and continued investments to support long-term growth opportunities in AI; and • For the three months ended 31 March 2026, capital expenditures for SpaceX’s Space segment was $1,052 million, for its Connectivity segment was $1,332 million and for its AI segment was $7,723 million. In 2025, capital expenditures for SpaceX’s Space segment was $3,832 million, for its Connectivity segment was $4,178 million and for its AI segment was $12,727 million. Segment Adjusted EBITDA is a non-GAAP measure. Please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” on pages 118 to 121 of the Preliminary Prospectus for additional information on SpaceX’s non-GAAP financial measures, including reconciliations of Segment Adjusted EBITDA to segment income (loss) from operations, the most directly comparable GAAP measure. Adjusted EBITDA and Segment Adjusted EBITDA are non-GAAP financial measures. See “Certain non-GAAP Financial Measures” below for definitions of these measures and a discussion of their limitations. Why This Matters Now For the entirety of its existence, human civilization has lived on a single celestial body: Earth. The current paradigm, in which human civilization is confined to one planet, exposes humanity to existential threats that are unpredictable and uncontrollable on a planetary scale. By moving beyond the only home humanity has ever known, SpaceX ensures species-level redundancy and that the light of consciousness will not be tied to a single planet subject to the inevitable hazards of a harsh and vast universe. SpaceX does not want humans to have the same fate as dinosaurs. SpaceX wants to give them a reason to look ahead with excitement, with the prospect that humanity is entering an age of abundance with an endlessly prosperous and exciting future. For decades, a reality where humanity travels between the planets and the stars has felt tantalizingly close but still locked in the pages and screens of science fiction. Humanity is capable of better understanding the universe, exploring the universe, and ultimately making life multiplanetary across the universe. Humanity is becoming a civilization with the ability to reach beyond Earth’s cradle and begin to inhabit other worlds. While SpaceX remains dedicated to this fundamental mission, its progress in accessing space continues to yield opportunities that enrich life on Earth. For example, by dramatically reducing the cost of access to space, SpaceX has been able to expand its mission to address some of the Earth’s most pressing challenges, including bridging the digital divide by aiming to connect over three billion unconnected people to the internet and humanity’s collective knowledge. The rapid emergence of the AI era intensifies the urgency of SpaceX’s mission, as AI has the potential to

Disclosure Summary: UK Retail Offer of Shares in SpaceX 14 © 2026 Marex Financial All rights reserved accelerate not only space exploration, but also transformative societal advancements on Earth. However, AI’s ability to revolutionize human potential is directly dependent on meeting exponentially increasing resource demands. On Earth, the massive expansion of data center capacity to support growing compute demand is significantly outpacing electricity generation, which was effectively flat in the United States for approximately 15 years, growing at a compound annual growth rate of 0.1% from 2008 to 2023. Despite the recent increase in electricity demand from AI data centers, electricity generation in the United States has grown at an annual rate of less than 3% between 2023 and 2025, while electricity generation in China has grown at approximately twice that rate in the same time period. This supply and demand imbalance is already imposing unsustainable strains on terrestrial power grids, supply chains, and the environment. The Sun contains approximately 99.8% of the solar system’s energy and, as a result, SpaceX believes it is the only truly scalable solution to terrestrial energy constraints in the age of AI. Harnessing this energy in space is considerably more efficient than on land. Space-based solar arrays can generate more than five times the energy per unit area of terrestrial solar due to continuous illumination, lack of atmospheric interference, and optimal orientation. SpaceX is well-positioned to capture this space-based solar energy through its ability to rapidly access Sun-synchronous orbit through its satellite manufacturing scale and launch capability. As a result, SpaceX is expanding its footprint and harnessing the vast resources of space that are essential to sustaining technological development. SpaceX’s goal is to ensure that AI becomes a force for human flourishing and a benefit to civilization, rather than a catalyst for terrestrial resource depletion and instability. SpaceX believes that its current space efforts will catalyze transformative breakthroughs that could reshape terrestrial industries and lead to the emergence of new trillion-dollar markets on the Moon, Mars, and beyond. In particular, SpaceX believes its goal of establishing a lunar presence will enable terawatt-scale annual AI compute growth, support deeper space exploration and industrialization, and serve as a stepping stone to establishing a civilization on Mars. SpaceX believes the next paradigm shift for humanity is the creation of a resilient, perpetually expanding spacefaring civilization that drives continuous innovation across new frontiers, ultimately propelling humanity to Kardashev Type II status—SpaceX believes it is capable of unlocking an era of unprecedented economic expansion, while also contributing to the safeguards of humanity’s future against existential risk. Who SpaceX is SpaceX combines the most transformative and critical technologies in human history, including reusable rockets, a fully global internet service, satellite-to-mobile communications, a real-time information, entertainment and free speech platform, and a truth-seeking AI system designed to accelerate scientific discovery and augment human capabilities. SpaceX’s Unparalleled Launch Capabilities Since its founding in 2002, SpaceX has cracked the code on accessing space at scale, transforming an industry characterised by decades of stagnation, risk aversion, and economically perverse cost structures. SpaceX designs, manufactures, launches, and refurbishes reusable launch vehicles that provide cost- efficient, reliable, and high-cadence access to space for its own purposes as well as for third-party commercial and government customers. SpaceX’s extensive vertical integration and end-to-end control over the entire value chain, from design to launch to operations, allows the Company to achieve unprecedented speed and cost efficiency. As of 31 March 2026, SpaceX had launched a total mass to orbit of approximately 7,400 metric tons with an over 99% mission success rate across its Falcon rockets. SpaceX has completed approximately 650 orbital space launches, and over 540 of those launches were completed by a flight-proven Falcon rocket. With the first successful launch of Falcon 1 in 2008, SpaceX became the first private company to successfully launch a liquid- fueled rocket to Earth’s orbit. In December 2015, SpaceX achieved what many deemed impossible: landing a rocket launched to space back on Earth. By 2017, SpaceX was routinely recovering and reusing the Falcon 9 first-stage booster post-launch, delivering another step-function drop in space access costs via groundbreaking reusability. As of 31 March 2026, SpaceX’s Falcon 9 rockets have demonstrated the ability to refly a first-stage 34 times. With the future deployment of Starship, which is designed to be the world’s first fully and rapidly reusable spacecraft, SpaceX aims to reduce the cost to reach orbit by 99% or more relative to the historical average launch cost, establishing the most affordable and scalable path to creating new opportunities in space, such as orbital AI compute and Mars exploration.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 15 © 2026 Marex Financial All rights reserved SpaceX’s principal launch vehicles and spacecraft include: • Falcon 9. As the world’s first orbital-class rapidly reusable rocket, Falcon 9 was first launched in 2010 and has a payload capacity to LEO of approximately 23 metric tons when fully expendable. Falcon 9 has completed approximately 620 orbital space launches as of 31 March 2026, and an over 99% mission success rate. According to NASA, the first version of Falcon 9 in 2010 reduced launch cost to approximately $2,700 per kilogram, approximately 85% less than the historical average launch cost of $18,500 per kilogram. • Falcon Heavy. Falcon Heavy first launched in 2018 when it put a Tesla all-electric sports car (Tesla Roadster) and its mannequin passenger, known as Starman, into orbit around the Sun. With a payload capacity to LEO of approximately 64 metric tons, Falcon Heavy is a partially reusable super heavy-lift launch vehicle designed to deliver large payloads to orbit. Falcon Heavy is one of the most powerful operational rockets in the world measured by liftoff thrust, with 11 launches as of 31 March 2026 and a 100% mission success rate. • Dragon. Launched by Falcon 9 in 2012, SpaceX’s Dragon spacecraft became the first commercial spacecraft to deliver cargo to and from the International Space Station, an orbiting laboratory that serves as a research facility and destination for human spaceflight, and, eight years later, the first privately built vehicle to fly humans to the orbiting laboratory. Since 2020, SpaceX’s Dragon spacecraft has safely flown 78 crewmembers from 20 countries. • Starship. First launched in 2023, Starship is designed to be a fully reusable, super heavy-lift launch vehicle. Starship V3 is designed to deliver 100 metric tons to Earth’s orbit in a fully reusable configuration while enabling rapid turnaround times akin to commercial aviation. Future generations of Starship are being designed to double this payload capacity. To date, SpaceX has executed 12 Starship flight tests, with SpaceX’s 12th flight test in May 2026 debuting the next generation Starship vehicle and Super Heavy booster, powered by the next evolution of SpaceX’s Raptor engine and launching from a newly designed pad at Starbase. SpaceX expects Starship to commence payload delivery to orbit in the second half of 2026. SpaceX has achieved innovative milestones such as catching a booster using “chopstick” arms on the same tower it launched from. SpaceX expects this capability will facilitate rapid refurbishment and reuse, allowing for multiple launches per day at reduced costs. Upon achieving rocket reusability, SpaceX recognised the immense potential of its launch business to enable new revenue streams. This led to the development of Starlink, SpaceX’s global satellite internet constellation, consisting of thousands of LEO satellites designed to provide high-speed, low-latency broadband connectivity to underserved areas worldwide. Although the concept of using satellites for global internet connectivity dates back decades, technical challenges and the prohibitive cost of accessing space and deploying the satellites required for capacity and global coverage historically rendered attempts to provide such connectivity economically unviable. Within three years of its first satellite launch in 2019, SpaceX solved the technical and production challenges of the satellites and SpaceX had deployed the largest LEO constellation in existence. Today, Starlink is the sole low-latency network available globally. By combining increasing launch cadence, expanding cargo capacity, and declining unit costs— driven by rapid reusability—SpaceX has generated a compounding competitive advantage. This not only fortifies SpaceX’s core business, but also provides vast new market opportunities uniquely enabled by space. SpaceX’s Leading Capabilities Across Space, Connectivity, and AI Space. While SpaceX’s launch capabilities support its other businesses, such as Starlink Consumer Broadband and Starlink Mobile, SpaceX also sells launches to third-party customers. SpaceX offers launch services to commercial, civil, international and government customers through its reusable Falcon 9 and Falcon Heavy rockets for satellite, cargo, and crew missions. SpaceX is the primary launch provider for the US government. In 2025, SpaceX launched 11 of 12 National Security Space Launch (NSSL) medium and heavy lift missions and all five US crew and cargo missions to the International Space Station for NASA.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 16 © 2026 Marex Financial All rights reserved Connectivity. SpaceX’s Connectivity business includes Starlink Consumer Broadband, Enterprise Solutions, Government Solutions, and Starlink Mobile. • Starlink Consumer Broadband. SpaceX operates the world’s largest and most advanced space-based internet broadband service. SpaceX provides fiber-like download speeds— at a median of 225 Mbps during peak hours for residential users as of 31 March 2026—and the technological capability to provide service everywhere on Earth, including the poles. This service quality is enabled by SpaceX’s vast network of approximately 9,600 Starlink broadband and mobile satellites in Low-Earth Orbit, which accounted for approximately 75% of all active maneuverable satellites in orbit as of 31 March 2026. SpaceX expects to commence deploying its next-generation V3 satellites, designed to offer one Tbps of downlink capacity per satellite, using Starship in the second half of 2026. SpaceX expects that a single Starship launch will be capable of deploying up to 60 V3 satellites to LEO, representing a potential twenty-fold increase in Starlink downlink capacity deployed relative to a Falcon 9 launch. • Enterprise Solutions. SpaceX is a critical partner to a wide array of enterprises. SpaceX offers Starlink’s high-speed, low-latency, reliable internet services to enterprise customers across industries including construction, agriculture, retail, telecom, hospitality, aviation, maritime, and land mobility. Starlink’s unique capabilities are well‑suited for deployments across field offices, remote worksites, research stations, drilling rigs, rural hospitals, aircraft, cruise ships, trains, and hotels. SpaceX also serves a broad fixed‑site customer base across industries such as retail and financial services that require high availability for critical operations as well as reliable connectivity in remote or hard-to-serve locations. • Government Solutions. For SpaceX’s government customers, SpaceX provides high- speed, resilient connectivity for public services, social impact, humanitarian efforts, and disaster response in even the most remote and challenging environments. Separately with Starshield, SpaceX has leveraged its commercial LEO satellite constellation engineering learnings and operational experiences to develop a secure, dedicated satellite network designed specifically for United States Government customers and national security applications. • Starlink Mobile. SpaceX provides satellite-to- mobile connectivity, supplementing terrestrial networks and substantially reducing mobile “dead zones” across approximately 30 countries. Through its partnerships with approximately 30 MNOs on six continents, SpaceX enables consumers, businesses, and public-sector customers to use their existing phones in more places, support critical connectivity during disasters and power outages, and open new applications for low- bandwidth mobile and IoT devices. AI. SpaceX operates a highly vertically integrated AI platform. • AI Compute Infrastructure. xAI has established a leading position in building and scaling terrestrial AI compute infrastructure, becoming the first company to deploy a coherent gigawatt-scale AI training cluster. SpaceX owns and operates what it believes to be the largest AI training data center clusters on Earth, including COLOSSUS and COLOSSUS II. The addition of Terafab, a chip manufacturing initiative with Tesla and Intel, aims to further extend SpaceX’s vertical integration to chip design and manufacturing to alleviate potential future chip shortages at SpaceX, optimize compute performance, and potentially reduce overall compute costs. In connection with such collaboration, SpaceX has agreed with Tesla on a general framework for the future development of Terafab. Any specific projects undertaken pursuant to this framework will be subject to separate negotiations and agreements (including any development timelines, milestones and capital expenditures) and have not yet been determined. SpaceX believes that the key constraints in the continued growth of AI are physical—chip manufacturing, data center infrastructure, and power generation; the future of AI will be determined by the control of the physical stack. • Truth-Seeking Frontier Model. Since launching Grok-1 in November 2023, SpaceX has released four major versions and notable variations thereof, achieving one of the fastest iteration cycles in the industry. Within two years of its initial model release, Grok achieved frontier-level performance in scientific reasoning, as measured by its GPQA Diamond score, an industry benchmark that evaluates AI models on a standardised set of questions

Disclosure Summary: UK Retail Offer of Shares in SpaceX 17 © 2026 Marex Financial All rights reserved written and validated by experts, on a faster timeline than reported by other leading model providers. Building on this trajectory, SpaceX expects to continue scaling Grok through subsequent generations. Ongoing training of next‑generation models is expected to scale toward multiple trillions of parameters, which could represent a step change in reasoning in depth and overall intelligence. In this context, the number of parameters refers to the scale of the model, where parameters are the internal numerical values, such as “weights,” that are adjusted during training to enable the model to recognize patterns and relationships in data. A larger number of parameters generally allows the model to capture more complex relationships, store greater amounts of knowledge, and achieve higher levels of reasoning capability. This accelerated rate of innovation stems from SpaceX’s highly vertically integrated stack: full ownership of training infrastructure; access to the world’s most powerful compute clusters; and relentless focus on truth seeking and real-world utility. A key competitive differentiator is Grok’s deep integration with X, enabling proprietary access to a real-time information stream of approximately 350 million daily posts, which enhances freshness, relevance, and contextual awareness for Grok. This direct, real-time access to the information and human discourse on X enhances Grok’s truth-seeking capabilities by grounding outputs in up-to-date knowledge and diverse viewpoints. • Consumer and Enterprise Applications. SpaceX leverages its leading frontier models and compute infrastructure to deliver consumer and enterprise applications. Together with Tesla, SpaceX is also developing Macrohard, an agentic AI platform designed to be capable of fully emulating digital workflows and augmenting human operation of computers using sophisticated autonomous agents. SpaceX believes Macrohard will have the potential to fundamentally transform how companies are structured and operate, thereby allowing dramatic increases in human productivity. SpaceX’s Repeatable Business Model SpaceX’s business model is built on a repeatable, engineering-driven framework that combines its unparalleled launch capabilities, extreme vertical integration, rapid iteration, and disciplined capital investment to create durable, large-scale businesses. SpaceX executes this framework through the following core principles: 1. Leverage SpaceX’s unparalleled launch capabilities to enable massive scale; 2. Identify and create new trillion-dollar market opportunities; 3. Design a solution with world-class engineering and first-principles thinking; 4. Apply “The Algorithm” (make less dumb, delete, optimize, accelerate, automate); 5. Vertically integrate all the way to the end customer; 6. Continuously drive cost down and throughput up; and 7. Generate significant cash flow and reinvest in the future. SpaceX’s Engineering-First Culture SpaceX is able to achieve transformative technological breakthroughs because it accepts only the laws of physics as the limiting factors to its work and mission. SpaceX’s core approach is deeply rooted in first- principles thinking, which rejects any preconceived notions or experience-based norms. SpaceX has a track record of achieving what many have deemed impossible. Some of SpaceX’s industry-defining achievements and historic milestones include: • The first private company to develop and launch a liquid-fuel rocket to reach orbit (2008); • The first private company to successfully dock a private spacecraft with the International Space Station (2012); • The first to successfully propulsively land (2015) and refly orbital-class rocket boosters (2017); • The first to begin deploying a large-scale LEO broadband satellite constellation (2019); • The first private company to transport astronauts to orbit, returning America’s ability to fly astronauts to and from the International Space Station (2020); • The first to manufacture consumer-grade phased-array user terminals at scale (2022); • The first to deploy a large-scale LEO satellite- to-mobile constellation (2025); • The first to build a gigawatt-scale AI training cluster and largest coherent supercomputer (2026);

Disclosure Summary: UK Retail Offer of Shares in SpaceX 18 © 2026 Marex Financial All rights reserved • The first gigawatt-scale Megapack battery installation (2026); and • The only company capable of building orbital AI compute at scale. SpaceX’s AI Compute Infrastructure Advantage and Growth Strategy Why Compute Matters. SpaceX believes AI leadership will be defined by the ability to rapidly scale compute capacity to support exponential usage growth and frontier intelligence. The training and inference demanded by advanced AI models require substantial computational resources. Reasoning models introduced in 2024 demonstrated that allocating more computational resources and giving models more time to process during inference directly leads to higher- quality intelligence. In addition, compute infrastructure with end-to-end, cluster-level coherence through tight integration across software and hardware systems enables more efficient, stable, and higher-fidelity training and inference at scale—ultimately enhancing model intelligence and performance. Within inference, SpaceX expects computationally intensive reasoning, agentic, and multi-modal workloads will continue to grow as a portion of overall usage. SpaceX therefore believes operators with superior model-to-compute integration— the ability to efficiently support and allocate compute across both training and inference workloads—are best positioned to win the AI race. Self-Reinforcing Network Effects Among Lower Cost Per Token, Model Quality, and User Adoption. AI systems are ultimately constrained or differentiated by the cost, speed, and scale at which they can generate and process tokens. A “token” represents the fundamental unit of data consumed and produced by modern AI models. This is because lower cost per token enables more frequent model training, larger and more sophisticated models, longer chains of processing for reasoning and agentic workloads, and significantly higher inference volumes at economically viable prices. This dynamic directly impacts model quality, responsiveness, and accessibility, while also determining the ability to serve the rising global demand across consumer, enterprise, and mission-critical AI applications. This creates a self-reinforcing advantage in which lower token costs drive greater model quality and user adoption, reinforcing AI leadership. Cost of Compute is the Main Driver of Cost Per Token. The total cost per token is determined by the efficiency, availability, and unit economics of the underlying compute and the cost of building and operating compute infrastructure. Improvement in the cost of building and operating this compute infrastructure—whether through lower data center construction cost, lower power infrastructure cost, shorter time to grid interconnection, or higher cluster- level throughput—translates directly into lower cost per token. Accordingly, for a given level of intelligence, SpaceX expects the long-term economics of AI companies to be driven by the ability to consistently deliver bleeding-edge compute at the lowest possible cost per token. Put simply, SpaceX views cost per token as a function of three primary inputs—the underlying AI model, the compute hardware, and energy, and SpaceX expects to have a competitive advantage in the latter two cost components. SpaceX believes it has a pathway over time that will significantly reduce compute hardware costs through continued vertical integration and development of proprietary chips, building on its experience designing custom silicon for its Starlink satellites. SpaceX also expects that the marginal cost of energy for its AI compute satellites will be minimal because its satellites are powered by solar arrays in space. By driving the energy component to minimal levels and pursuing improvements in compute hardware cost, SpaceX believes it can achieve a meaningfully lower overall cost per token in the future. SpaceX Has a Dual Speed and Cost Advantage in Terrestrial AI Compute. SpaceX owns and operates what it believes to be the largest AI training data center clusters on Earth. SpaceX’s AI compute facilities, COLOSSUS and COLOSSUS II, collectively provide approximately 1.0 gigawatt of compute power, with additional power capacity available for data center operations. SpaceX’s first-principles thinking enables it to build coherent compute at scale and at rapid speed with lower costs than most other companies in the industry. In order to bring compute clusters online as fast as possible, SpaceX employs a vertically integrated, nimble approach to construction. SpaceX brought the first cluster of COLOSSUS online in 122 days, repurposing the shell of an existing factory, and the first cluster of COLOSSUS II online even faster in 91 days. As an illustrative comparison, an industry benchmark to bring online a 100 megawatt greenfield data center is approximately two years. SpaceX also demonstrated a significant improvement in cost efficiency, achieving data center construction costs for COLOSSUS II that are considerably lower than industry benchmarks on a per megawatt basis. SpaceX Believes Orbital AI Can Accelerate Time to Power and Reduce Token Costs. The Sun contains approximately 99.8% of the solar system’s energy and offers what SpaceX believes is the only truly scalable solution to the challenge of accelerating demand for compute relative to terrestrial energy constraints. The logical path forward is to move power-intensive AI workloads into orbit, where solar energy is near- constant and uninterrupted. With such accessibility to energy, SpaceX believes that its launch business will

Disclosure Summary: UK Retail Offer of Shares in SpaceX 19 © 2026 Marex Financial All rights reserved enable it to consistently activate the highest performing hardware before its competitors without such access, shrinking the timeline to useful tokens on bleeding-edge hardware and sustaining its token cost advantage. SpaceX believes it is uniquely positioned to deploy and operate data centers in orbit that can eventually achieve a lower cost than terrestrial data centers over time due to its extreme vertically integrated approach across launch, satellite manufacturing at scale, network connectivity, and terrestrial data center expertise. SpaceX Believes It Is Well-Positioned to Deliver Orbital AI Compute. SpaceX believes orbital AI compute is an incredibly difficult technical challenge that only it can solve at scale in the near term. SpaceX is the only company that has already accomplished the key technical challenges associated with evolving connectivity satellites into AI compute satellites. In SpaceX’s view, it is well-positioned to deliver a full-scale AI compute satellite constellation. Significant work remains, but SpaceX is confident in its singular leadership position. • SpaceX has unmatched satellite launch capabilities to enable deployment at scale. Deployment of 100 gigawatts per year via satellites carrying over 100 kilowatts of compute power per metric ton will require thousands of launches per year and the transport of approximately one million metric tons to orbit annually. The fully reusable nature of Starship positions SpaceX to be capable of launching this level of mass. Starlink Broadband V1 and V2 Mini satellites have already demonstrated launch survivability and high reliability under vibration, shock, g-loads, acoustic stress, and vacuum exposure, achieving 99.9% average uptime. • SpaceX has already solved many of the significant technical hurdles to evolving connectivity satellites into AI compute satellites. Through its leading expertise of connectivity satellites—including mass production, deployment, network operations, and inter- satellite lasers and mesh connectivity—SpaceX has already solved the hardest part in the development of AI compute satellites. Because AI compute satellites represent an evolution of spacecraft engineering already demonstrated through Starlink, SpaceX believes development of AI compute satellites will be easier for it than for anyone else. SpaceX’s existing Starlink constellation is another crucial enabler of orbital AI compute, as its global network allows data from SpaceX’s AI compute satellites to reach ground stations anywhere on Earth. • SpaceX will use its proven Starlink in-orbit technology to optimize its orbital AI compute. In order to operate orbital AI compute satellites, SpaceX plans to build on its vast experience of operating approximately 9,600 Starlink broadband and mobile satellites in Low- Earth Orbit. In 2025 alone, Starlink satellites proactively performed over 1,000 automated collision avoidance maneuvers per day guided by this technology to safely and efficiently operate the constellation. This operating model gives SpaceX control over workload placement across Earth and space while maintaining resilience through redundancy and fail safe systems. A high degree of controllability will allow the satellite to be optimised for brightness mitigation, disposal, and other modes of operation. • SpaceX can manufacture its AI compute constellations at scale with rapid upgrade cycles. SpaceX has built one of the largest satellite manufacturing operations in the world. SpaceX’s vertically integrated approach with limited reliance on third-party suppliers will be key to its mass-scaling efforts and should allow it to deploy the latest AI processors. SpaceX believes it will be the first and only company to manufacture satellites at the scale of automotive manufacturing. • SpaceX is building chip manufacturing capabilities to scale its access to AI compute hardware. SpaceX announced a collaboration with Tesla in March 2026 to build the Terafab initiative with a long-term goal of producing one terawatt of compute hardware each year. In connection with such collaboration, SpaceX has agreed with Tesla on a general framework for the future development of Terafab. Intel joined the project in April 2026 and is expected to contribute its expertise in designing, fabricating, and packaging ultra-high performance chips to help Terafab scale. Any specific projects undertaken pursuant to this framework will be subject to separate negotiations and agreements (including any development timelines, milestones and capital expenditures) and have not yet been determined. With this internal manufacturing capability, SpaceX plans to alleviate potential future chip shortages at SpaceX, especially as it develops orbital AI at scale, and design chips that are optimised for the space environment. • SpaceX can leverage its terrestrial experience to build and operate compute

Disclosure Summary: UK Retail Offer of Shares in SpaceX 20 © 2026 Marex Financial All rights reserved clusters and AI workloads at scale. SpaceX believes its experience operating compute infrastructure on Earth provides the technical and operational foundation to extend these capabilities into orbit. For example, SpaceX plans to subject compute hardware to extensive pre-deployment testing on Earth to identify early life failures before launch to reduce in-orbit disruption. For compute hardware that does fail, SpaceX plans to leverage existing Starlink fleet management software to reallocate traffic to other satellites and prevent cluster-level downtime. SpaceX Believes Its Infrastructure is a Distinct Advantage in Delivering Superior AI. SpaceX expects the combination of competitive cost per token, its ability to deploy and operate data centers in orbit, and its strength in connectivity to result in more scalable intelligence that is accessible globally at high speeds. SpaceX’s Strengths • Global Leadership in Orbital Launch Services • Unrivaled Satellite and Connectivity Platform across Design, Manufacturing, Deployment, and Operations • Truth-Seeking AI Model Enhanced by Real- Time Data • Extreme Vertical Integration Enabling High Velocity and Superior Cost Efficiency at Scale • Unique Ability to Scale New Trillion-Dollar Markets Across Space, Connectivity, and AI • Business Models that Are Incredibly Difficult to Replicate • Mission-Driven Culture and World-Class Talent SpaceX’s Growth Strategies Space • Increase launch payload capacity • Establish the lunar economy, including cargo transport, manufacturing, and energy production on the Moon Connectivity • Grow Starlink Consumer Broadband and enterprise and government customers • Expand SpaceX’s Starlink Mobile offering • Increase the capacity of SpaceX’s constellations AI • Grow consumer AI platform monetization • Grow X monetization • Deepen enterprise and government adoption • Increase the scale of SpaceX’s terrestrial power and AI compute infrastructure • Deploy orbital AI compute at scale • Design and manufacture SpaceX’s own chips • Launch digital human augmentation Future Markets • Point-to-point terrestrial travel • Space tourism • In-orbit manufacturing • Passenger and cargo transport to the Moon and Mars • Energy production on the Moon and Mars • Manufacturing capabilities on the Moon and Mars • Asteroid mining SpaceX’s Market Opportunity SpaceX believes it has identified the largest actionable total addressable market (TAM) in human history. SpaceX estimates that its quantifiable TAM is $28.5 trillion, consisting of $370 billion in Space from space- enabled solutions; $1.6 trillion in Connectivity across $870 billion in Starlink Broadband and $740 billion in Starlink Mobile as well as additional opportunities in enterprise and government; $26.5 trillion in AI across $2.4 trillion in AI infrastructure, $760 billion in consumer subscriptions, $600 billion in digital advertising, and $22.7 trillion in enterprise applications. For illustrative purposes of sizing SpaceX’s addressable market opportunity, the Company excludes China and Russia from its global estimates.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 21 © 2026 Marex Financial All rights reserved SpaceX’s Estimated TAM by Segment SpaceX’s Challenges SpaceX faces a number of challenges relating to its business and growth strategy and, ultimately, the achievement of its mission to make life multiplanetary, understand the true nature of the universe, and extend the light of consciousness to the stars. The pursuit of SpaceX’s mission drives its decision-making and forms the foundation of its business plan, which is predicated on building, commercialising, and operating services and products at a scale that has not previously been achieved. This objective requires SpaceX to develop and integrate complex and novel technologies, develop new processes and infrastructure, and coordinate across multiple suppliers, contractors, regulators, and stakeholders. Because SpaceX is attempting to execute at a scale for which there is no precedent, it faces heightened uncertainty with respect to design, engineering, procurement, construction, commissioning, and operational performance. In particular, SpaceX’s ability to execute its growth strategy is highly dependent on the successful development and scaling of Starship and the ability to increase its launch cadence, both of which are subject to challenges and uncertainties inherent in the development and deployment of new and complex technologies. Additionally, many of SpaceX’s initiatives described above under “SpaceX’s Growth Strategies,” including those to develop orbital AI compute at scale, manufacture AI chips at scale, establish a lunar economy, transport humans and cargo to the Moon and Mars, and develop human augmentation systems, involve significant technical complexity, unproven technologies or technologies that do not exist, and such initiatives may not achieve commercial viability. Many of the innovative products and services described elsewhere in the Preliminary Prospectus may ultimately be unsuccessful and may require great expense, innovations not yet achieved or technologies not yet developed. As a result, the timeline for certain of SpaceX’s initiatives involving unproven or new innovations, including its goal of deploying 100 gigawatts of annual compute power to orbit, the establishment of a lunar economy and interplanetary industrialization, and the launch cadence required to achieve these goals may be difficult or impossible to determine. SpaceX’s growth strategy may take longer to execute than anticipated, and you may not realize a return on your investment within the timeframe you anticipate, or at all. In addition, a portion of SpaceX’s anticipated market opportunities is associated with industries described above under “Future Markets.” Certain of these industries, such as space tourism and cargo transport to the Moon, are still emerging. Others, including in-orbit manufacturing, passenger transport to the Moon, passenger and cargo transport to Mars, energy production on the Moon and Mars, manufacturing capabilities on the Moon and Mars, and asteroid mining, do not exist today. While SpaceX believes these industries will develop over time, the manner in which they emerge, including the timing of commercialisation, the scale and pace of adoption, and the applicable

Disclosure Summary: UK Retail Offer of Shares in SpaceX 22 © 2026 Marex Financial All rights reserved competitive, technical, regulatory, geopolitical, and economic frameworks may differ materially from SpaceX’s current expectations. SpaceX’s Space, Connectivity, and AI segments are also subject to the following challenges and uncertainties, among others. • Space: SpaceX’s growth strategy depends on its ability to increase its launch cadence and payload capacity, which is dependent on the successful development of Starship at scale. Unexpected design modifications, supply chain disruptions, anomalies, environmental issues, and other unforeseen technical challenges could result in delays or failures to deploy Starship on SpaceX’s anticipated schedule, which would delay or impede SpaceX’s ability to achieve its other business objectives, such as the deployment of its next-generation satellites, the expansion of its satellite-to-mobile connectivity services, and deployment of in-orbit AI compute infrastructure. • Connectivity: SpaceX’s satellite connectivity, including its global satellite-to-mobile connectivity services under Starlink Mobile, depend on access to radio frequency spectrum and authorizations from the Federal Communications Commission (the “FCC”) in the United States and telecommunications regulators in other countries. Acquiring the necessary authorizations can be a complex and time-consuming process. Without these licences and approvals, SpaceX cannot generally offer connectivity services in a given market. Spectrum access itself is limited and highly regulated. Additionally, the growth of SpaceX’s connectivity services depends on its ability to increase market awareness and acceptance of connectivity through Starlink across numerous international markets, each with its unique challenges. • AI: SpaceX’s AI business is in a relatively early stage, it is being integrated into its organization, its business strategy is still developing, and it will require significant capital expenditures to fund compute, infrastructure and power generation, model training, and product development. Additionally, SpaceX’s AI business is subject to challenges inherent in a nascent, highly competitive, capital intensive and rapidly changing industry. These include the potential for disruptive technological change, evolving industry and regulatory standards, the emergence of new and well- funded competitors, frequent new product and service introductions, and changing customer demands. Any number of these challenges, and others that may be currently unknown to SpaceX, could have a negative impact on its business, financial condition, and results of operations. For a discussion of the challenges, risks, and limitations that could harm SpaceX’s future prospects, please refer to “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included on pages 65 to 66, 27 to 64, and 74 to 127, respectively in the Preliminary Prospectus. Recent Developments Collaboration with Cursor In April 2026, SpaceX entered into a compute and option agreement with Anysphere, Inc., doing business as Cursor, a San Francisco-based private software company (Cursor), which SpaceX views as a compelling extension of its strategy to vertically integrate compute infrastructure, models, and applications. Under the compute agreement, SpaceX will provide Cursor with certain GPU cluster compute capacity and collaborate to improve existing models, including Grok, and potentially to jointly develop AI models and related model-specific deliverables or products. With the option agreement, SpaceX has the right, but not obligation, to acquire Cursor at a predetermined price or pay a fee. SpaceX considers software development as a strategically important use case for AI given its combination of high-quality structured data, rapid feedback cycles and frequent, mission-critical usage. AI- assisted coding workflows generate context-rich, verifiable data that can enhance model training and performance, while also driving sustained inference demand. The depth of Cursor’s integration with a high- frequency coding workflow generates valuable developer interaction data, including coding generation prompts, iteration cycles, and software architecture decisions. SpaceX expects that access to this data will enhance its model training and inference, including with respect to Grok. Meanwhile, by providing access to SpaceX’s large-scale compute infrastructure, SpaceX believes it can help Cursor deliver faster and higher quality user experiences. The collaboration with Cursor may also accelerate SpaceX’s AI strategy by integrating its AI models more directly into developer workflows and expanding the distribution of SpaceX’s AI capabilities through high-engagement software interfaces. The consideration for the acquisition of Cursor, if any, after the closing of this offering would consist of shares of SpaceX’s Class A common stock based on an implied equity value of Cursor of $60.0 billion, and the price of

Disclosure Summary: UK Retail Offer of Shares in SpaceX 23 © 2026 Marex Financial All rights reserved SpaceX’s Class A common stock that equals the volume-weighted average closing price thereof over the seven consecutive trading days immediately preceding the closing of the acquisition. If either (i) SpaceX decides to terminate the option agreement or (ii) Cursor is eligible to and decides to terminate due to SpaceX’s material breach of the option agreement (subject to notice and cure provisions), Cursor is entitled to a $1.5 billion termination fee under the option agreement and an $8.5 billion deferred services fee under the compute agreement. These fees are payable in cash (or Class A common stock, if this offering has not been consummated at the time the fees become payable). For more information about SpaceX’s arrangement with Cursor, including its option to acquire the company, please refer to “Business—Collaboration with Cursor” included on pages 145 to 146 in the Preliminary Prospectus. Compute Services Agreements with Third Parties SpaceX believes its compute infrastructure and related strategy provides it with substantial flexibility in how it allocates and monetizes capacity. SpaceX has the ability to use compute resources to support its proprietary AI applications (such as Grok 5, which is currently being trained at COLOSSUS II), while also providing access to select compute capacity to third- party customers. For example, in May 2026, SpaceX entered into Cloud Services Agreements with Anthropic PBC (“Anthropic”), an AI research and development public benefit corporation, with respect to access to compute capacity across COLOSSUS and COLOSSUS II. Compute capacity provided includes approximately 325,000 NVIDIA GPUs, backed by hyperscale-class CPUs, exabyte-scale storage and high-speed networking and interconnects purpose-built for AI workloads. Pursuant to these agreements, the customer has agreed to pay SpaceX $1.25 billion per month through May 2029, with capacity ramping in May and June 2026 at a reduced fee. After the initial three-month period, the agreements may be terminated by either party upon 90 days’ notice. The customer will retain ownership and intellectual property rights in its content, AI models, and related data. This structure allows SpaceX to monetize a portion of the compute capacity in its infrastructure, while still permitting reallocation of the capacity for its own internal initiatives if needed in the future. SpaceX has sufficient capacity to provide compute for its own AI models, including support of its training and inference demands, and to satisfy the obligations under these agreements. SpaceX expects to enter into additional similar services contracts. SpaceX believes this opportunity highlights the increasing importance of large-scale, frontier-level AI infrastructure and positions SpaceX as a differentiated provider of high-performance compute capacity to both internal and third-party AI workloads. SpaceX believes its dual monetization strategy provides multiple pathways to generate returns on invested capital. Founder, Chief Executive Officer, Chief Technical Officer and Chairman of SpaceX’s Board Mr Musk is SpaceX’s founder, Chief Executive Officer, Chief Technical Officer and the Chairman of SpaceX’s board. Assuming a size as set forth on the cover page of the Preliminary Prospectus and an initial public offering price of $135.00 per share, Mr Musk will hold approximately 82.4% of the voting power of SpaceX’s common stock (or 82.3% if the underwriters exercise their option to purchase additional shares of Class A common stock in full) immediately after this offering through his ownership of 849,494,440 shares of SpaceX’s Class A common stock and 5,219,053,075 shares of SpaceX’s Class B common stock, which comprises approximately 91.6% of SpaceX’s Class B common stock. The foregoing amount of Class B common stock includes 1,302,072,285 restricted shares of Class B common stock issued to and held of record by Mr Musk, which may be voted by Mr Musk, and the vesting of which is subject to the satisfaction of certain performance and other conditions. Under SpaceX’s charter, the holders of SpaceX’s Class B common stock will have the right to elect a majority of SpaceX’s board (such directors, the Class B Directors), for so long as any shares of Class B common stock remain outstanding. As the holder of a majority of SpaceX’s shares of Class B common stock, Mr Musk will be able to elect, remove or fill any vacancy among the Class B Directors. In addition, for so long as he beneficially owns more than 50% of the voting power of SpaceX’s common stock, Mr Musk will control the voting power over the selection of SpaceX’s board. As a result, Mr Musk will have the power to control the outcome of matters requiring shareholder approval, including election of all SpaceX’s directors, and to control SpaceX’s business and affairs. SpaceX’s Controlled Company Status SpaceX will be a controlled company as of the completion of this offering under Nasdaq and Nasdaq Texas listing rules. A controlled company is not required to have a majority of its board composed of independent directors or to establish independent compensation and nominating committees. As a controlled company, SpaceX will remain subject to rules that require it to have an audit committee composed entirely of independent directors.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 24 © 2026 Marex Financial All rights reserved Corporate Information SpaceX was founded and incorporated as Space Exploration Technologies Corp., a Delaware corporation, on 14 March 2002 and reincorporated as a Texas corporation on 14 February 2024. SpaceX’s principal executive offices are located at 1 Rocket Road, Starbase, Texas 78521. SpaceX’s website address is www.spacex.com. Information contained on SpaceX’s website or linked therein or otherwise connected thereto does not constitute part of nor is it incorporated by reference into the Preliminary Prospectus or the registration statement of which the Preliminary Prospectus forms a part. . The Offering Issuer ............................................................... Space Exploration Technologies Corp. Class A common stock offered by SpaceX ............... 555,555,555 shares (or 638,888,888 shares if the underwriters exercise their option to purchase additional shares of Class A common stock in full). Class A common stock outstanding immediately after this offering ............................................... 7,380,196,910 shares (or 7,463,530,243 shares if the underwriters exercise their option to purchase additional shares of Class A common stock in full). Class B common stock outstanding immediately after this offering ................................................ 5,695,668,265 shares. Voting power of Class A common stock after giving effect to this offering .............................. 11.5% (or 11.6% if the underwriters exercise their option to purchase additional shares of Class A common stock in full). Voting power of Class B common stock after giving effect to this offering ............................... 88.5% (or 88.4% if the underwriters exercise their option to purchase additional shares of Class A common stock in full). Voting rights ................................................... Each share of Class A common stock will entitle its holder to one vote per share. Each share of Class B common stock will entitle its holder to 10 votes per share. Class A shareholders and Class B shareholders will vote together as a single class on all matters to be voted on by shareholders under SpaceX’s charter, except the holders of SpaceX’s Class B common stock will have the right to elect a majority of SpaceX’s board and have certain other voting rights as a class. Each share of Class B common stock will be convertible at any time at the option of the holder into one share of SpaceX’s Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon a Transfer (as defined in the charter) of that share of Class B common stock, whether or not for value, except for Permitted Transfers (as defined in the charter). Please refer to the “Description of Capital Stock.” Section of the Preliminary Prospectus. Use of proceeds ........................................... SpaceX expects to receive approximately $74.4 billion of net proceeds from this offering (or $85.7 billion if the underwriters exercise their option to

Disclosure Summary: UK Retail Offer of Shares in SpaceX 25 © 2026 Marex Financial All rights reserved purchase additional shares of Class A common stock in full), based upon the expected initial public offering price of $135.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by SpaceX. Please refer to the “Underwriting.” section of the Preliminary Prospectus. SpaceX intends to use the net proceeds from this offering to fund its growth strategy, including the expansion of its AI compute infrastructure, enhancements to its launch infrastructure and launch vehicles, increases in the scale and capacity of its satellite constellations, and any remaining amounts for general corporate purposes. Please refer to the “Use of Proceeds” Section of the Preliminary Prospectus for a more complete description of the intended use of proceeds from this offering. Dividend policy ........................................... SpaceX does not anticipate declaring or paying any cash dividends to holders of its common stock in the foreseeable future. SpaceX currently intends to retain future earnings, if any, to finance the growth of its business. SpaceX’s future dividend policy is within the discretion of its board and will depend upon then-existing conditions, including SpaceX’s results of operations, financial condition, capital requirements, investment opportunities, statutory restrictions on its ability to pay dividends, restrictions in SpaceX’s existing and any future debt agreements and other factors SpaceX’s board may deem relevant. Covenants under SpaceX’s Credit Agreements also restrict SpaceX’s ability to pay dividends, and SpaceX may enter into credit agreements or other borrowing arrangements in the future that restrict its ability to declare or pay cash dividends or make distributions in the future. Directed share program ................................... At SpaceX’s request, the underwriters have reserved five percent of the shares of Class A common stock to be issued by the Company and offered by the Preliminary Prospectus for sale, at the initial public offering price, to certain employees of the Company and employees and persons selected based on the discretion of SpaceX’s executive officers. If purchased by these persons, these shares of Class A common stock will not be subject to a lock-up restriction. The number of shares of Class A common stock available for sale to the general public will be reduced to the extent these individuals purchase such reserved shares of Class A common stock. Any reserved shares of Class A common stock that are not so purchased will be offered by the underwriters to the general public on the same basis as the other shares of Class A common stock offered by the Preliminary Prospectus.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 26 © 2026 Marex Financial All rights reserved Controlled company ......................................... Upon completion of this offering, Mr Musk will beneficially own a majority of the voting power of SpaceX’s common stock and the Class B common stock, which elects a majority of the board. As a result, SpaceX expects to be a “controlled company” within the meaning of the Nasdaq and Nasdaq Texas corporate governance standards, and intends to rely on exemptions from certain of the corporate governance listing requirements. Please refer to the “Certain Relationships and Related Person Transactions.” section of the Preliminary Prospectus and elsewhere in this Disclosure Summary. Risk factors ..................................................... You should carefully read and consider the information set forth in Part C of this document and the section titled “Risk Factors” together with all of the other information set forth in the Preliminary Prospectus, before deciding whether to invest in SpaceX’s Class A common stock. Listing and trading symbol ................................. SpaceX has applied to list its Class A common stock on Nasdaq and Nasdaq Texas under the symbol “SPCX.” SpaceX’s Class A and Class B common stock that will be outstanding after this offering is based on 6,824,641,355 shares of Class A common stock and 5,695,668,265 shares of Class B common stock outstanding as of 31 March 2026, after giving effect to (i) the Class C Reclassification (as defined below), and (ii) the Preferred Conversion (as defined below). The amount of Class B common stock that will be outstanding after this offering includes 1,302,072,285 restricted shares of Class B common stock issued to and held of record by Mr Musk, which may be voted by Mr Musk, and the vesting of which is subject to the satisfaction of certain performance and other conditions. 1,000,000,000 of such restricted shares of Class B common stock vest upon both (i) SpaceX’s achievement of specified market capitalization milestones across 15 equal tranches and (ii) SpaceX’s establishment of a permanent human colony on Mars with at least one million inhabitants, in each case, subject to Mr Musk’s continued employment with SpaceX through the date on which achievement is certified by SpaceX’s board. The remaining 302,072,285 restricted shares of Class B common stock vest upon both (i) SpaceX’s achievement of specified market capitalization milestones across 12 equal tranches and (ii) SpaceX’s completion of non- Earth-based data centers capable of delivering 100 terawatts of compute per year, in each case, subject to Mr Musk’s continued employment with SpaceX through the date on which achievement is certified by SpaceX’s board. Unless otherwise noted, common stock outstanding after the offering and other information based thereon in the Preliminary Prospectus does not reflect any of the following: • 133,793,640 shares of Class A common stock and 358,169,015 shares of Class B common stock, in each case issuable upon the exercise of outstanding stock options granted under the Equity Plans (as defined below) that were outstanding as of 31 March 2026, with a weighted-average exercise price of $27.65 per share of Class A common stock and $8.22 per share of Class B common stock; • 128,455,370 shares of Class A common stock and 931,450 shares of Class B common stock, in each case issuable upon the vesting and settlement of restricted stock units that were outstanding as of 31 March 2026 under the Equity Plans (none of which will vest in connection with this offering); • 23,842,920 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units granted under the Equity Plans after 31 March 2026 (none of which will vest in connection with this offering); • 8,510,615 shares of Class A common stock and 745,230 shares of Class B common stock, in each case that were issued after 31 March 2026 upon the exercise of outstanding stock options granted under the Equity Plans (as defined

Disclosure Summary: UK Retail Offer of Shares in SpaceX 27 © 2026 Marex Financial All rights reserved below) at a weighted-average exercise price of $8.47 per share of Class A common stock and $0.71 per share of Class B common Stock; • 12,774,325 shares of Class A common stock and 69,945 shares of Class B common stock issued in settlement of restricted stock units that vested after 31 March 2026 (which amounts are net of shares withheld in connection with such vesting and settlement); • 4,318,640 shares of Class A common stock and 46,495 shares of Class B common stock withheld in connection with the vesting and settlement of restricted stock units under the Equity Plans after 31 March 2026, of which 3,245,695 shares of Class A common stock that were withheld remain available and are reserved for issuance under SpaceX’s Amended and Restated 2024 Equity Incentive Plan (the A&R 2024 Plan), which SpaceX plans to adopt in connection with this offering; • 3,171,855 shares of Class A common stock issued after 31 March 2026 under SpaceX’s Amended and Restated 2017 Employee Stock Purchase Plan; • 661,895 shares of Class A common stock and 9,620,210 shares of Class B common stock, in each case that were repurchased by SpaceX from holders after 31 March 2026 at a weighted- average price of $105.32 per share of Class A common stock and $1.10 per share of Class B common stock; • 10,147,705 shares of Class A common stock underlying an equivalent number of restricted stock units that were forfeited under the Equity Plans after 31 March 2026, of which 816,740 shares of Class A common stock underlying such restricted stock units that were forfeited remain available and are reserved for issuance under SpaceX’s A&R 2024 Plan; • 4,092,300 shares of Class A common stock and 4,933,600 shares of Class B common stock, in each case, underlying an equivalent number of options that were forfeited under the Equity Plans after 31 March 2026, of which 416,325 shares of Class A common stock underlying such options that were forfeited remain available and are reserved for issuance under the A&R 2024 Plan. The weighted-average exercise price of such options forfeited was $9.67 per share of Class A common stock and $0.71 per share of Class B common stock; and • 86,262,705 shares of Class A common stock resulting from the conversion of an equivalent number of shares of Class B common stock after 31 March 2026. Unless otherwise noted, common stock outstanding after the offering and other information based thereon in the Preliminary Prospectus also does not reflect any of the following: • 299,256,055 shares of Class A common stock reserved for issuance under the A&R 2024 Plan, which amount excludes shares subject to outstanding awards thereunder as described above and includes shares withheld upon vesting and settlement of restricted stock units and shares subject to awards forfeited thereunder after 31 March 2026 as described above; • 24,026,920 shares of Class A common stock reserved for issuance under the Second Amended and Restated 2017 Employee Stock Purchase Plan (the A&R 2017 ESPP); and • shares of Class A common stock reserved for future issuance upon the conversion of all outstanding shares of Class B common stock on a one-for-one basis. The information set forth above regarding transactions or other events occurring after 31 March 2026 is given as of 11 May 2026. The term “Equity Plans” refers to SpaceX’s 2015 Plan, SpaceX’s A&R 2017 ESPP and SpaceX’s A&R 2024 Plan as well as (i) xAI’s 2023 Equity Incentive Plan, 2023 Incentive Plan and 2025 Equity Incentive Plan, each of which we assumed in the xAI Merger and (ii) the 2017 Stock Plan, as amended, of Swarm Technologies, Inc. (Swarm), which we assumed in SpaceX’s acquisition of Swarm in 2021. In connection with the net settlement of restricted stock units upon vesting after 31 March 2026 for tax purposes, SpaceX made a cash payment of approximately $460 million. The information in the Preliminary Prospectus also does not reflect: • the payment of 261,792,453 shares of Class A common stock and cash consideration which would occur upon closing of SpaceX’s agreement with EchoStar Corporation (“EchoStar”) to purchase certain AWS-3, AWS- 4, and H-Block spectrum licences pursuant to the License Purchase Agreement, dated as of 7 September 2025 (as amended and restated on 5 November 2025), by and among SpaceX, Spectrum Business Trust 2025-1 and EchoStar

Disclosure Summary: UK Retail Offer of Shares in SpaceX 28 © 2026 Marex Financial All rights reserved (the “Spectrum Transaction”), which transaction was approved by the FCC on 12 May 2026 and is subject to other closing conditions prior to completion; and • the issuance of shares of SpaceX’s Class A common stock if in the future SpaceX’s board determines to exercise SpaceX’s option to acquire Cursor as such option is described under “Business—Collaboration with Cursor,” which, as an example, assuming the volume- weighted average closing price of SpaceX’s common stock over the seven consecutive trading days immediately preceding the closing of such acquisition were equal to the initial public offering price of $135.00 per share, would equal approximately 444,444,444 shares. The actual number of shares that may be issued will be determined based on a future trading price and is subject to customary adjustments for reclassifications, recapitalization, stock splits or any other similar event affecting the outstanding capital stock of Cursor or the Company. Unless otherwise indicated, all information contained in the Preliminary Prospectus assumes or gives effect to: • the 2026 Stock Split; • prior to the completion of this offering, pursuant to the terms of SpaceX’s certificate of formation in effect as a private company prior to this offering, the reclassification of all of the outstanding shares of SpaceX’s Class C common stock into an aggregate of 494,050,675 shares of Class A common stock (the Class C Reclassification) and the conversion of the outstanding shares of all SpaceX’s preferred stock into an aggregate of 3,448,110,450 shares of SpaceX’s Class A common stock and 3,274,452,900 shares of SpaceX’s Class B common stock (the Preferred Conversion); • the effectiveness of SpaceX’s charter and bylaws, which will become effective upon the completion of this offering; • an initial public offering price of $135.00 per share of Class A common stock; • that the underwriters do not exercise their option to purchase additional shares of Class A common stock from SpaceX; and • no purchase of shares of Class A common stock in this offering by SpaceX’s directors, officers or existing shareholders.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 29 © 2026 Marex Financial All rights reserved Summary Historical Consolidated Financial and Operating Data The following table sets forth the summary historical consolidated financial and operating data for the periods and as of the dates presented. The summary historical consolidated financial data as of 31 March 2026 and for the three months ended 31 March 2026 and 2025 (except for pro forma basic and diluted net loss per share of common stock attributable to common shareholders and weighted average shares used in computing pro forma basic and diluted net loss per share of common stock attributable to common shareholders) has been derived from SpaceX’s unaudited consolidated financial statements included elsewhere in the Preliminary Prospectus. The summary historical consolidated financial data as of 31 December 2025 and 2024 and for the years ended 31 December 2025, 2024, and 2023 (except for pro forma basic and diluted net loss per share of common stock attributable to common shareholders and weighted average shares used in computing pro forma basic and diluted net loss per share of common stock attributable to common shareholders) has been derived from SpaceX’s audited consolidated financial statements included elsewhere in the Preliminary Prospectus. The summary historical consolidated financial and operating data presented below is not indicative of the results to be expected for any future period, and the results for any interim period are not necessarily indicative of the results to be expected for the full fiscal period. The summary historical consolidated financial and operating data of SpaceX has been prepared to reflect the retrospective combination of the companies for all periods presented to include the historical results of xAI, which was acquired by SpaceX, effective 2 February 2026, and X Holdings, which was acquired by xAI, effective 28 March 2025, because these transactions were between entities under common control. The following information should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and SpaceX’s consolidated financial statements and related notes thereto included elsewhere in the Preliminary Prospectus. The summary historical consolidated financial data included in this section is not intended to replace the consolidated financial statements and is qualified in its entirety by SpaceX’s consolidated financial statements and related notes included elsewhere in the Preliminary Prospectus.

SPACEX
Winterflood A Division of Marex

Statements of Operations Data:

(in millions, except per share data)	Three Months Ended 31 March		Year Ended 31 December		
	2026	2025	2025	2024	2023
	(unaudited)				
Revenue	$4,694	$4,067	$18,674	$14,015	$10,387
Total costs and expenses	6,637	4,040	21,263	13,549	13,892
Income (loss) from operations	(1,943)	27	(2,589)	466	(3,505)
Net income (loss)	$(4,276)	$(528)	$(4,937)	$791	$(4,628)
Net income (loss) per share of common stock attributable to common shareholders (1)					
Basic	$(1.27)	$(0.18)	$(1.69)	$0.01	$(1.68)
Diluted	$(1.27)	$(0.18)	$(1.69)	$0.00	$(1.68)
Weighted average shares used in computing net income (loss) per share of common stock (1)					
Basic	3,884	2,875	2,926	2,848	2,759
Diluted	3,884	2,875	2,926	9,956	2,759

(1) Please refer to Note 14, Earnings per Share to SpaceX's audited consolidated financial statements appearing elsewhere in the Preliminary Prospectus for an explanation of SpaceX's calculation of basic and diluted net income (loss) per share of common stock attributable to common shareholders.

Disclosure Summary:
UK Retail Offer of Shares in SpaceX
30
© 2026 Marex Financial All rights reserved

Disclosure Summary: UK Retail Offer of Shares in SpaceX 31 © 2026 Marex Financial All rights reserved The following table sets forth the computation of unaudited pro forma basic and diluted net loss per share of common stock attributable to common shareholders for the period presented: (in millions, except per share data) Three Months Ended 31 March 2026 Year Ended 31 December 2025 Numerator: Net loss attributable to common shareholders, basic and diluted ......................... $(4,947) $(4,937) Pro forma adjustment to reverse the deemed dividend on SpaceX Redeemable Convertible Preferred Stock, basic and diluted ................................................ 565 — Pro Forma net loss attributable to common shareholders, basic and diluted ........ $(4,382) $(4,937) Denominator: Weighted average shares used in computing net loss per share of common stock, basic and diluted ..................................................................................... 3,884 2,926 Pro forma adjustment to reflect the Preferred Conversion as if the conversion occurred on 1 January 2025, basic and diluted ................................................ 6,723 6,723 Weighted average shares used in computing pro forma net loss per share of common stock, basic and diluted ...................................................................... 10,607 9,649 Pro forma net loss per share of common stock attributable to common shareholders, basic and diluted (2) .......................................................................... $(0.41) $(0.51) __________________ (2) Pro forma basic and diluted net loss per share of common stock attributable to common shareholders and weighted- average number of shares used in the computation of the per share amount gives effect to (i) the Preferred Conversion as if such conversion had occurred as of 1 January 2025, (ii) the Class C Reclassification as if such reclassification had occurred as of 1 January 2025, and (iii) the effectiveness of SpaceX’s charter, which will become effective upon the completion of this offering.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 32 © 2026 Marex Financial All rights reserved Statement of Cash Flows Data: Three Months Ended 31 March Year Ended 31 December 2026 2025 2025 2024 2023 (in millions) (unaudited) Net cash provided by operating activities .......................................... $1,047 $727 $6,785 $5,776 $4,520 Net cash used in investing activities .. $(16,724) $(4,170) $(19,575) $(10,796) $(4,867) Net cash provided by financing activities .......................................... $7,125 $354 $26,350 $11,830 $422 Capital Expenditures: The following table presents SpaceX’s capital expenditures by segment: Three Months Ended 31 March Year Ended 31 December 2026 2025 2025 2024 2023 (in millions) (unaudited) Space .................................................. $1,052 $759 $3,832 $2,032 $1,497 Connectivity ....................................... 1,332 814 4,178 3,498 2,455 AI ........................................................ 7,723 2,567 12,727 5,633 463 Total Capital Expenditures ................. $10,107 $4,140 $20,737 $11,163 $4,415

Disclosure Summary: UK Retail Offer of Shares in SpaceX 33 © 2026 Marex Financial All rights reserved Balance Sheet Data: 31 March 31 December 2026 2025 2024 (in millions) (unaudited) Cash and cash equivalents .............................................................. $15,852 $24,747 $11,385 Total current assets ......................................................................... 29,732 30,952 16,108 Property, plant, and equipment, net ................................................ 53,879 42,602 21,147 Total assets .................................................................................... 102,094 92,079 57,062 Debt and finance leases, current .................................................... 1,538 928 372 Total current liabilities ................................................................... 24,436 21,400 11,791 Total liabilities ................................................................................ 60,512 50,754 31,258 Redeemable convertible preferred stock ........................................ 7,049 38,752 20,941 Total shareholders’ equity ............................................................. 34,533 2,573 4,863

SPACEX
Winterflood A Division of Marex

Segment Operating and Financial Data (unaudited) Space:

	Three Months Ended 31 March		Year Ended 31 December		
	2026	2025	2025	2024	2023
Mass to Orbit (in metric tons) [1]	556	450	2,213	1,699	1,210
Launches (number) [1]	40	38	170	138	98
Segment income (loss) from operations (in millions)	$(662)	$(70)	$(657)	$21	$(1)
Segment Adjusted EBITDA (in millions) [2]	$(351)	$224	$653	$1,154	$997

Connectivity:

	Three Months Ended 31 March		Year Ended 31 December		
	2026	2025	2025	2024	2023
Starlink Subscribers (in millions) [1] ...	10.3	5.0	8.9	4.4	2.3
Starlink ARPU (dollars per month) [1]	$66	$86	$81	$91	$99
Segment income from operations (in millions)	$1,188	$1,033	$4,423	$2,006	$469
Segment Adjusted EBITDA (in millions) [2]	$2,087	$1,618	$7,168	$3,849	$1,602

Disclosure Summary:
UK Retail Offer of Shares in SpaceX
34
© 2026 Marex Financial All rights reserved

Disclosure Summary: UK Retail Offer of Shares in SpaceX 35 © 2026 Marex Financial All rights reserved AI: Three Months Ended 31 March Year Ended 31 December 2026 2025 2025 2024 2023 Nameplate compute draw (in gigawatts) (1) .................................... 1 0.3 0.8 0.3 0 Segment loss from operations (in millions) .......................................... $(2,469) $(936) $(6,355) $(1,561) $(3,973) Segment Adjusted EBITDA (in millions) (2) ...................................... $(609) $(112) $(1,237) $347 $1,222 ______________ (1) Please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Business Metrics” of the Preliminary Prospectus for additional information on SpaceX’s key business metrics. (2) Segment Adjusted EBITDA is a non-GAAP measure. Please see “Certain non-GAAP Financial Measures” below and refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Non-GAAP Financial Measures” in the Preliminary Prospectus for additional information on SpaceX’s non-GAAP financial measures, including reconciliations of Segment Adjusted EBITDA to segment income (loss) from operations, the most directly comparable GAAP measure.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 36 © 2026 Marex Financial All rights reserved Certain Accounting and Financial Information Basis of presentation The consolidated financial statements of SpaceX have been retrospectively recast for all periods presented to include (i) historical results of X.AI Holdings Corp., which was acquired by SpaceX effective 2 February 2026 (the xAI Merger), and X Holdings Corp. (X Holdings), which was acquired by xAI effective 28 March 2025 (the X Merger), because these transactions were under common control, and (ii) a five-for-one stock split of the Company’s Class A, Class B and Class C common stock, effective 4 May 2026 (the 2026 Stock Split). Unless otherwise stated or the context otherwise requires, all share and per share information included in this prospectus have been retroactively adjusted to reflect the 2026 Stock Split. Refer to Note 1, Nature of the Business, to the audited consolidated financial statements included in the Preliminary Prospectus. The X Merger and xAI Merger were accounted for as transactions between entities under common control. Key business metrics SpaceX uses segment-specific metrics to evaluate scale, throughput, growth, and monetization. Space metrics include mass to orbit and launches. Connectivity metrics include Starlink Subscribers and Starlink Subscriber ARPU. AI metrics include Nameplate Compute Draw, which reflects installed GPU capacity multiplied by all-in power draw and does not represent actual power consumption or utilization. Backlog SpaceX’s backlog represents the transaction price of work that has been agreed with customers but has not yet been completed. The amount of backlog increases with new contracts or additions to existing contracts and decreases as revenue is recognized on existing contracts. Contracts are included in backlog when an enforceable agreement has been reached. Backlog does not include amounts related to performance obligations that are billed and recognized as they are delivered, optional purchases that do not represent material rights and any estimated amounts of variable consideration that are subject to constraint. Backlog totaled (i) $28,377 million as of 31 December 2025, of which $12,116 million was recognized as deferred revenue at 31 December 2025, and (ii) $27,621 million as of 31 March 2026, of which $13,236 million was recognized as deferred revenue at 31 March 2026. As of 31 December 2025, approximately 32% is expected to be recognized within one year, and approximately 53% to be recognized in 2027 and 2028, with the remaining 15% to be recognized thereafter. As of 31 March 2026, approximately 36% is expected to be recognised within one year, and approximately 46% is expected to be recognized between one and three years, with the remaining 18% to be recognised thereafter. For more information regarding SpaceX’s key business metrics and backlog, please see the Preliminary Prospectus.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 37 © 2026 Marex Financial All rights reserved Certain non-GAAP financial measures Adjusted EBITDA and Segment Adjusted EBITDA SpaceX management believe that certain financial measures that are not presented in accordance with GAAP provide management and investors with useful supplemental information that provides a meaningful view of SpaceX’s financial condition and results of operations across periods by removing the impact of items that management believes do not directly reflect SpaceX’s ongoing operating performance. Adjusted EBITDA and Segment Adjusted EBITDA are supplemental measures that are not required by or presented in accordance with GAAP. In evaluating SpaceX’s performance as measured by Adjusted EBITDA and Segment Adjusted EBITDA, management recognizes and considers the limitations of these measures. Other companies in SpaceX’s industry may calculate Adjusted EBITDA and Segment Adjusted EBITDA differently than SpaceX do or may not calculate them at all, limiting their usefulness as comparative measures. Because of these limitations, Adjusted EBITDA and Segment Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), income (loss) from operations, or any other measure calculated in accordance with GAAP, and should be considered together with SpaceX’s GAAP financial measures and the reconciliations to the corresponding most directly comparable GAAP financial measures set forth in the Preliminary Prospectus. Adjusted EBITDA is defined as net income (loss) excluding (i) depreciation and amortization, (ii) share- based compensation, (iii) impairment, (iv) restructuring charges, (v) interest expense, (vi) interest income, (vii) other income (expense), net and (viii) provision for income taxes. Segment Adjusted EBITDA is defined as segment income (loss) from operations excluding (i) depreciation and amortization, (ii) share-based compensation, (iii) restructuring charges, and (iv) impairment. Adjusted EBITDA and Segment Adjusted EBITDA are key performance measures that SpaceX’s management uses to assess SpaceX’s financial performance as well as for internal planning and forecasting purposes. We consider Adjusted EBITDA and Segment Adjusted EBITDA to be meaningful performance measures for investors to evaluate SpaceX’s operating performance and to compare the financial results between periods. Liquidity, Capital Resources and Debt Primary liquidity sources are cash flows generated from operations, total cash and cash equivalents of $15,852 million as of 31 March 2026, short-term marketable securities of $7,823 million as of 31 March 2026, and borrowings under credit facilities. As of 31 March 2026, aggregate principal indebtedness was $29 billion, and total minimum lease payments were $5,823 million, of which $1,026 million is due within this fiscal year. SpaceX’s debt includes the SpaceX Bridge Loan, X notes, other financings and obligations related to AI infrastructure assets recorded as failed sale-leaseback transactions. In February 2025, SpaceX entered into the SpaceX Credit Facility, a five-year senior unsecured revolving credit agreement for up to $1.5 billion. In May 2026, it amended the facility to increase borrowing capacity to $5 billion and the performance letter of credit sublimit to $2 billion, with maturity on 19 May 2031. As of 31 March 2026 and 31 December 2025, no amounts were outstanding under the facility. In March 2026, SpaceX entered into the SpaceX Bridge Loan, a new unsecured bridge term loan facility of $20 billion, maturing 2 September 2027, with two three- month extension options and a final extended maturity of March 2028. The SpaceX Bridge Loan requires SpaceX to apply an amount equal to the net proceeds of the IPO to repay amounts outstanding under the Bridge Loan within six months following receipt. Proceeds were used to repay specified X and xAI debt, with remaining proceeds available for general corporate purposes. As of 31 March 2026, SpaceX was in compliance with all covenants. Critical Accounting Estimates SpaceX notes that the preparation of financial statements and related disclosures in conformity with US GAAP and SpaceX’s discussion and analysis of its financial condition and operating results require the Company’s management to make judgements, assumptions and estimates that affect the amounts reported. More detail can be found about these, as well as the basis of presentation and backlog, in the notes to the audited consolidated financial statements in the Preliminary Prospectus.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 38 © 2026 Marex Financial All rights reserved Organisational Structure SpaceX is the parent company of and main operating entity within the SpaceX group. As of 31 March 2026, the SpaceX group had more than 230 subsidiaries in multiple countries over which SpaceX exercises control by virtue of its direct and indirect 100% ownership interest of such subsidiaries. The following chart provides an overview of the SpaceX group (in simplified form): The following table presents an overview of the significant subsidiaries of SpaceX: Legal name Incorporation or formation Direct or indirect shareholding CTC Property LLC United States 100%, indirect SpaceX Services Inc. United States 100%, direct X Corp. United States 100%, indirect X.AI LLC United States 100%, indirect Space Exploration Technologies Corp. X.AI Holdings LLC X Corp. SpaceX Services Inc. CTC Property LLC X.AI LLC Other Subsidiaries Other Subsidiaries

Disclosure Summary: UK Retail Offer of Shares in SpaceX 39 © 2026 Marex Financial All rights reserved Material Contracts Space X identifies material contracts in its Preliminary Prospectus. The following is a description of those contracts. EchoStar Spectrum Transaction: On 7 September 2025, SpaceX entered into the Spectrum License Purchase Agreement with Spectrum Business Trust 2025-1, a Nevada Business Trust (Trust) and EchoStar for total consideration of $17,000 million as discussed below. Pursuant to the terms and subject to the conditions set forth in the Spectrum License Purchase Agreement, SpaceX agreed to purchase EchoStar’s rights and licenses related to an aggregate of 50 MHz of spectrum in frequency ranges 2000–2020, 2180–2200, 1915– 1920 and 1995–2000 (the AWS-4 and H-Block Licenses and such spectrum, the Spectrum) granted by the FCC, together with certain international authorizations, filings, concessions, licenses, rights and priorities related to that spectrum and certain assets associated therewith (collectively, the Foreign Assets). The transfer of the AWS-4 and H-Block Licenses will occur in two steps: first, the AWS-4 and H-Block Licenses will be transferred by EchoStar to the Trust (the Spectrum Transfer Closing), and second, the AWS-4 and H-Block Licenses will be transferred by the Trust to the Company (the Spectrum Acquisition Closing). The Foreign Assets will be transferred directly to the Company at the Spectrum Acquisition Closing, to the extent the required regulatory approvals have been obtained by such date; provided, however, that the failure to obtain such approvals will not delay or prevent the Spectrum Acquisition Closing. In connection with the Spectrum License Purchase Agreement and the Spectrum Transaction, on 7 September 2025, the Company and the Trust entered into a Credit Agreement, pursuant to which the Company has agreed upon the Spectrum Transfer Closing, to loan to the Trust (via loans which are able to be canceled at six-month intervals) to be used by the Trust to make debt service payments on EchoStar’s debt through at least 30 November 2027, but in no event later than 30 November 2028. These loans will be secured on a junior lien basis by the AWS-4 and H-Block Licenses. The aggregate amount of debt service payments through 30 November 2028 will equal approximately $3,000 million. On 5 November 2025, the parties amended and restated the Spectrum License Purchase Agreement to include EchoStar’s licenses for up to 15MHz of additional unpaired AWS-3 spectrum, and increased the consideration by $2,600 million, to a total amount of consideration of $19,600 million. The cash payoff consideration (as noted below), two-step transfer process, debt service payments, trust structure, and maintenance obligations remain unchanged. The total consideration, approximating $19.6 billion, consisting of (i) approximately $11.1 billion in equity, payable through the issuance of approximately 261.8 million shares of the Company’s Class A common stock at a fixed value of $42.40 per share, and (ii) up to $8.5 billion related to the payoff of designated EchoStar debt, with any shortfall below $8.5 billion to be paid in cash. The allocation of cash and equity consideration is subject to certain adjustments based on the amount of EchoStar debt satisfied at or prior to closing. The Spectrum Acquisition Closing is expected to occur on or about 30 November 2027. The completion of the Spectrum Transactions is subject to the satisfaction or waiver of customary closing conditions, including, among others, receipt of certain consents and approvals from the FCC and the U.S. Department of Justice. The Spectrum License Purchase Agreement also provides for specified termination rights. As of 31 December 2025, the Spectrum Transfer Closing has not yet occurred, and as a result, SpaceX is not yet obligated to make any payments under the Credit Agreement with the Trust. Please see “Liquidity, Capital Resources and Debt” section for further information about the SpaceX Bridge Loan and SpaceX Credit Facility. Government contracts In 2025, approximately one-fifth of SpaceX’s revenue was attributable to agencies within the US federal government. Government customers include NASA, the Department of War, the General Services Administration and certain Intelligence Community agencies. These contracts focus mainly on launch services, spacecraft development, satellite deployment, and AI products. These contracts are subject to US government contracting rules and regulations (Federal Acquisition Regulation (FAR) and Defense Federal Acquisition Regulation Supplement (DFARS)), and therefore, SpaceX is subject to the business risks specific to the defense industry. These regulations impose stringent requirements on SpaceX’s operations, business practices and reporting, and noncompliance could result in civil or criminal penalties, suspension or debarment from government contracting, or loss of existing or future business. These requirements, although customary in

Disclosure Summary: UK Retail Offer of Shares in SpaceX 40 © 2026 Marex Financial All rights reserved US government contracts, increase SpaceX’s performance and compliance costs. These costs might increase in the future. The US government has the ability to unilaterally: (i) declare SpaceX ineligible to receive new contracts; (ii) terminate existing contracts at its convenience and without advance notice; (iii) reduce the scope and value of existing contracts; (iv) audit SpaceX’s contract-related costs and fees, including allocated indirect costs; and (v) revoke required security clearances. Violations of government procurement laws could result in civil or criminal penalties. Certain Relationships and Related Person Transactions The related-person transactions section covers relationships and transactions since 1 January 2023 involving directors, executive officers, holders of more than 5% of capital stock or their affiliates and immediate family members, where SpaceX was or will be a participant, the amount exceeded or will exceed $120,000, and the related person had or will have a material interest. Note Regarding the xAI Merger On 2 February 2026, SpaceX effected the xAI Merger, pursuant to which SpaceX acquired xAI (which includes X). For the purposes of the disclosures set forth in this section, the transactions described below also include certain agreements and transactions originally entered into by xAI or X Holdings prior to the xAI Merger to the extent that such agreements and transactions are ongoing following the consummation of the xAI Merger. Transactions with Elon Musk and Affiliated Entities Elon Musk is SpaceX’s founder, Chief Executive Officer, Chief Technical Officer, Chairman of SpaceX’s board and principal shareholder. He also serves as the Technoking, Chief Executive Officer and director of Tesla, and is an approximately 20% shareholder of Tesla as of 10 November 2025. Mr Musk is also the founder of several other ventures including The Boring Company (an infrastructure company). In addition, Mr Musk was a stockholder, director, and officer of each of xAI and X prior to the X Merger and the xAI Merger. Space X has certain relationships and/or transactions with Mr Musk and affiliated entities, as described below. Transactions with Tesla Tesla is the beneficial owner of 18,990,195 shares of the Company’s Class A common stock as of 1 May 2026, representing an ownership interest of less than 1.0% of total outstanding Class A common stock after giving effect to the sale of the Shares in this IPO. Tesla designs, develops, manufactures, sells, and leases fully electric vehicles and energy generation and storage systems that deliver AI-related and enhanced software and services to its customers. SpaceX has historically collaborated with Tesla through commercial, licensing, and support agreements. Certain amounts presented below that may have been incurred in one year could be paid in another year. • SpaceX commercial, licensing and support agreements. SpaceX is party with Tesla to certain agreements which generally relate to commercial, licensing, and support agreements and standardized commercial transactions with Tesla done on terms no less favorable to SpaceX than those generally available to unaffiliated third parties under similar circumstances. Pursuant to those agreements, SpaceX obtained goods and services of $11 million in 2023, $4 million in 2024, $147 million in 2025, and $4.0 million from 1 January 2026 through 30 April 2026. • xAI commercial, licensing and support agreements. xAI is party to certain commercial, licensing, and support agreements with Tesla. Under these agreements, xAI obtained goods and services of $191 million in 2024, $506 million in 2025, and $303 million from 1 January 2026 through 30 April 2026 ($269 million of which relates to purchases of Megapacks in April 2026), and xAI recognized revenue of $2 million in 2025 and $1 million from 1 January 2026 through 30 April 2026 from Tesla. • X Holdings advertising agreements. Tesla has directly and indirectly purchased advertising on the Company’s X platform. These amounts totaled $0.5 million in 2024, $4 million in 2025, and $0.1 million from 1 January 2026 through 30 April 2026. • Aircraft usage. Since April 2016, SpaceX has owned and operated aircraft used by Mr Musk, in his capacity as the Chief Executive Officer of Tesla, and other Tesla personnel for business travel, and SpaceX have invoiced Tesla for the use of such aircraft owned and operated by SpaceX at rates determined by Tesla and SpaceX, subject

Disclosure Summary: UK Retail Offer of Shares in SpaceX 41 © 2026 Marex Financial All rights reserved to rules of the Federal Aviation Administration governing such arrangements. For such aircraft use, SpaceX charged Tesla $1 million in 2023, $1 million in 2024, $2 million in 2025, and $0 from 1 January 2026 through 30 April 2026. Transactions with The Boring Company In 2024, X entered into a lease for office space with a subsidiary owned by The Boring Company (an entity affiliated with Mr Musk). Under this agreement, X made lease payments of $0.1 million in 2024, $1 million in 2025, and $0.3 million from 1 January 2026 through 30 April 2026. In addition, SpaceX incurred expenses of $1 million in 2025 in connection with the construction of tunnels by The Boring Company in Bastrop, Texas. Relationships with Musk Industries LLC xAI leases a real property owned by Musk Industries LLC, which is owned by Mr Musk. Under this agreement, xAI made lease payments of $0.5 million in 2024, $2 million in 2025, and $1 million from 1 January 2026 through 30 April 2026. Security Services provided to Mr Musk SpaceX is party to a services agreement with a security company owned by Mr Musk and organized to provide security services concerning him, including in connection with his duties to and work for SpaceX. SpaceX incurred expenses of $2 million for such SpaceX-related security services in 2023, $3 million for such security services in 2024, $4 million for such security services in 2025, and $2 million for such security services from 1 January 2026 through 30 April 2026. Relationship with Antonio J. Gracias and Affiliated Entities Transactions with Valor Equity Partners and Affiliated Entities Mr Antonio J. Gracias, a member of the Company’s board also serves as founder, CEO and Chief Investment Officer of Valor Equity Partners (together with its affiliates, Valor). Certain subsidiaries of xAI have entered into certain equipment lease, sublease, and access agreements with Valor. These arrangements include (i) an equipment lease agreement under which a subsidiary of xAI leases computing and related equipment from Valor, which provides for aggregate cash payments of $6,986 million to be made by such subsidiary over the life of the lease; (ii) a second equipment lease agreement under which such subsidiary leases certain computing and related equipment from Valor, which provides for aggregate cash payments of $6,633 million to be made by such subsidiary over the life of the lease; and (iii) a third equipment lease under which such subsidiary leases certain computing and related equipment from Valor, which provides for aggregate cash payments of $6,587 million to be made by such subsidiary over the life of the lease. The lessees’ payments and performance obligations under these agreements are guaranteed by Space Exploration Technologies Corp. or one of its subsidiaries. Pursuant to the lease agreements described above, SpaceX’s subsidiaries have made payments of $885 million in 2025, and $1,917 million from 1 January 2026 through 30 April 2026. In connection with certain X API services, X received payments from Valor of $1 million in 2024, $1 million in 2025, and $0.1 million from 1 January 2026 through 30 April 2026. Other Related Party Transactions A SpaceX subsidiary owns and operates aircraft for use by staff. One of the aircraft is maintained by an affiliate of Mr Musk. SpaceX reimburses the directors when they have to use their personal aircraft for business purposes. Certain investors in SpaceX including entities affiliated with Mr Musk, Google, Valor and DFJ Growth have an agreement under which they have rights which, if exercised would require SpaceX (at its cost) to register those shares. Policy addressing potential conflicts of interest In connection with the completion of the IPO, SpaceX will put in place a written policy on "related person transactions." Under this policy, SpaceX's audit committee will review and either approve or reject certain “related person transactions” (as defined in the policy and summarised below) with SpaceX’s directors, executive officers and holders of more than 5% of any class of SpaceX’s voting securities and certain of their family members and affiliates. When deciding whether to approve or reject a transaction, the audit committee will look at all the relevant facts and circumstances. If a member of the audit committee is personally connected to the transaction being reviewed, that member will not be allowed to take part in the discussion or vote on it. In addition, certain transactions (including compensation arrangements with SpaceX’s executives and directors)

Disclosure Summary: UK Retail Offer of Shares in SpaceX 42 © 2026 Marex Financial All rights reserved will constitute pre-approved related person transactions under the terms of SpaceX’s policy. Share capital On an actual basis as of 31 March 2026, the Class A common stock of 2,964,501,353 shares issued and 2,882,480,230 shares outstanding, Class B common stock of 2,421,215,365 shares issued and outstanding, Class C common stock of 494,050,675 shares issued and outstanding, and redeemable convertible preferred stock of 189,155,861 shares issued and 134,451,267 shares outstanding. Mr Musk is the only shareholder that currently owns 10% or more of: (i) the voting power of SpaceX’s common stock; and (ii) SpaceX’s common stock. The next largest shareholder is Mr Antonio J. Gracias, who beneficially holds approximately 7.3% of the Class A common stock (based on Shares beneficially owned immediately prior to the IPO). On a pro forma basis, after giving effect to the Preferred Conversion and Class C Reclassification, SpaceX has Class A common stock of 36,132,150,000 shares authorised and 6,824,641,355 shares issued and outstanding, Class B common stock of 6,125,000,000 shares authorised and 5,695,668,265 shares issued and outstanding, Class C common stock of 10,000,000,000 shares authorised and no shares issued or outstanding, preferred stock of 2,400,000,000 shares authorised and no shares issued or outstanding, and total shareholders’ equity of approximately $42 billion. On a pro forma as adjusted basis, giving effect to (i) the pro forma adjustments set forth in the preceding paragraph, (ii) the sale of the Shares in the IPO at an assumed initial offering price of $135.00 per share, and (iii) the application of the net proceeds from this offering, after deducting underwriting discounts and commission and estimated offering expenses payable by SpaceX, as described under “Use of Proceeds” in “The Offering” section of this Disclosure Summary the Company will have Class A common stock of 36,132,150,000 shares authorised and 7,380,196,910 shares issued and outstanding, Class B common stock of 6,125,000,000 shares authorised and 5,695,668,265 shares issued and preferred stock of 2,400,000,000 shares authorised and no shares issued or outstanding, and total shareholders’ equity of approximately $116 billion.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 43 © 2026 Marex Financial All rights reserved Dilution Purchasers of the Class A common stock in the IPO will experience immediate and substantial dilution in the net tangible book value per share of the Class A common stock for accounting purposes. After giving effect to the Class C Reclassification and the Preferred Conversion as if such reclassification and conversion occurred on 31 March 2026, the Company’s pro forma net tangible book value as of 31 March 2026 was approximately $28,251 million, or $2.25 per share of Class A common stock. Pro forma net tangible book value per share is determined by dividing SpaceX’s tangible net worth (tangible assets less total liabilities) by the total number of outstanding shares of all classes of common stock outstanding immediately prior to the completion of the IPO. After giving effect to the sale of shares of Class A common stock in the IPO, the payment of underwriting discounts and commissions and estimated offering expenses, the adjusted pro forma net tangible book value as of 31 March 2026 would have been approximately $102,697 million, or $7.85 per share of Class A common stock. This represents an immediate increase in the net tangible book value of $5.60 per share of Class A common stock to Mr Musk and other existing investors and an immediate dilution (i.e., the difference between the offering price and the adjusted pro forma net tangible book value immediately after the IPO) to new investors purchasing shares of Class A common stock in the IPO of $127.15 per share. The following table illustrates the per share dilution to new investors purchasing shares of Class A common stock in the IPO: (1) If the number of shares of Class A common stock offered by SpaceX were to increase or decrease by one million shares, then dilution in pro forma net tangible book value per share of Class A common stock to new investors in the IPO would increase or decrease by $0.01. The dilution figures presented do not reflect the potential issuance of additional Class A common stock in connection with the EchoStar Spectrum Transaction or the potential acquisition of Cursor or the underwriters’ option to purchase additional shares of Class A common stock, if exercised, each of which would result in further dilution. Initial public offering price per share $135.00 Pro forma net tangible book value per share as of 31 March 2026 $2.25 Increase per share attributable to new investors in the IPO $5.60 As adjusted pro forma net tangible book value per share after giving further effect to the IPO $7.85 Dilution in pro forma net tangible book value per share to new investors in the IPO(1) $127.15 __________________________

Disclosure Summary: UK Retail Offer of Shares in SpaceX 44 © 2026 Marex Financial All rights reserved Litigation Ongoing Litigation and Proceedings The Company is involved in various litigation, regulatory and governmental proceedings, including matters that could materially affect its results of operations. As of 31 December 2025, the Company had accrued $530 million and as of 31 March 2026, $399 million for probable and reasonably estimable litigation losses, although additional losses may be material and are generally not reasonably estimable. Significant matters include: (i) a pending challenge to a €120 million European Commission fine imposed for alleged violations of the EU Digital Services Act; (ii) ongoing appeals in patent litigation relating to Vine and Periscope following a judgment and prejudgment interest award totalling approximately $172 million; (iii) copyright infringement litigation brought by music publishers alleging failures to remove infringing content and suspend repeat infringers; (iv) Dutch collective actions alleging GDPR, privacy, security and content moderation violations, including claims seeking substantial damages; (v) patent infringement litigation relating to X's content-sharing and search functionality; (vi) multiple lawsuits alleging that Grok's image- generation and editing features facilitated the creation and dissemination of nonconsensual explicit content; and (vii) a complaint alleging that mobile gas turbines powering the COLOSSUS II data center violate the US Clean Air Act and are operating without proper permits. The Company intends to vigorously defend these matters. The outcomes of these proceedings are inherently uncertain, and adverse resolutions could result in significant damages, penalties, injunctive relief, operational restrictions or other material adverse effects on the Company's business, financial condition and results of operations. Potential Future Litigation Exposure SpaceX and its affiliates may face litigation, regulatory investigations and enforcement actions relating to: • AI products and platform liability, including harmful outputs, misinformation, privacy, intellectual property and consumer protection claims; • Intellectual property, copyright, cybersecurity and data privacy matters; • Launch, mission, satellite and operational failures; • Environmental, permitting, health and safety matters; • Securities, tax and shareholder claims; and • Commercial, employment, product liability and other ordinary-course business disputes. Such matters could result in significant costs, penalties, damages, operational restrictions, management distraction, and reputational harm. Sustainability There are there are certain aspects of the Company’s operations which may impact the environment. In particular, manufacturing, testing and launching rockets, satellites, and spacecraft, including SpaceX’s efforts to reuse rockets and spacecraft, involve inherent risks that could result in environmental damage or other adverse environmental impacts due to accidents or equipment failures. SpaceX currently relies significantly on natural gas and gas turbine technology to power its data center operations and its ability to scale its infrastructure depends in part on SpaceX’s continued access to these, as well as a regulatory environment that permits and supports such use. Management The executive officers and directors of SpaceX as of 1 May 2026 are set out below. Executive Officers and Management Directors Elon Musk – Chief Executive Officer, Chief Technical Officer and Chairman of the Board. Elon Musk has served as SpaceX’s Chief Executive Officer, Chief Technical Officer and Chairman of the board since May 2002. Mr Musk is also the Technoking of Tesla and has served as Chief Executive Officer of Tesla since October 2008. Mr Musk was Chief Technology Officer and on the board of directors of X, beginning October 2022 and served as the Chief Executive Officer and on the board of directors of xAI, beginning March 2023, in each case through the March 2025 merger of X and xAI. Following the merger, Mr Musk served as the President, Treasurer, and Chief Executive Officer and on the board of directors of xAI, until it was acquired by the Company in February 2026. Mr Musk is also a founder and Chief Executive Officer of Neuralink Corp., a company focused on developing brain-machine interfaces, and The Boring Company, an infrastructure company. Prior to the Company, Mr Musk co-founded PayPal, an electronic payment system, which was acquired by eBay in October 2002, and Zip2 Corporation, a provider of Internet enterprise software and services, which was acquired by Compaq in March 1999. Mr Musk serves on the board of directors of Tesla and previously served on the board of directors of Endeavor Group Holdings, Inc.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 45 © 2026 Marex Financial All rights reserved from April 2021 to June 2022. Mr Musk holds a B.A. in Physics from the University of Pennsylvania and a B.S. in Business from the Wharton School of the University of Pennsylvania. Mr Musk brings to SpaceX’s board historical knowledge, operational and technical expertise, and continuity. Gwynne Shotwell – President, Chief Operating Officer and Director. Gwynne Shotwell has served as SpaceX’s President and Chief Operating Officer since 2008 and has been a member of SpaceX’s board since March 2009. Previously, Ms. Shotwell served as SpaceX’s Vice President, Business Development, from 2002 to 2008. Prior to joining the Company, Ms. Shotwell held positions with Microcosm, Inc., an aerospace company, as a director, and The Aerospace Corporation, an independent, non-profit organization performing objective technical analyses and assessments for a variety of government, civil, and commercial customers, as a senior project engineer. Ms. Shotwell also serves on the board of directors of Polaris, Inc., a manufacturer of powersports vehicles, and on Northwestern University’s Board of Trustees. Ms. Shotwell was inducted into the National Academy of Engineering and was previously named the Satellite Executive of the Year, included on Time’s 100 Most Influential People, and Fortune Magazine’s World’s 50 Greatest Leaders. Ms. Shotwell holds a B.S. in Mechanical Engineering and an M.S. in Applied Mathematics from Northwestern University. As one of the key members of SpaceX’s leadership team, Ms. Shotwell brings to SpaceX’s board extensive operational experience and in-house knowledge of the Company’s operations, technology, research and development and business management. Bret Johnsen – Chief Financial Officer. Bret Johnsen has served as SpaceX’s Chief Financial Officer since 2011. In this role, Mr Johnsen leads SpaceX’s global finance organization and is responsible for SpaceX’s long-term financial strategy, internal financial operations, interactions with the financial community, and the financial aspects of SpaceX’s growth initiatives. With more than two decades of experience in financial leadership, primarily in high-profile technology and semiconductor companies, his leadership continues to play a key role in driving SpaceX’s financial performance, long-term value creation and operational discipline. Prior to joining the Company, Mr Johnsen served as Chief Financial Officer at Mindspeed Technologies, Inc., a publicly traded semiconductor company, from 2008 to 2011. Prior to that role, he spent nearly a decade at Broadcom Inc., a global semiconductor company, from 1999 to 2008, holding roles of increasing responsibility within the organization, including serving as Vice President and Corporate Controller. Mr Johnsen serves as a Trustee of the University of Southern California and holds a B.S. in Accounting from the University of Southern California and an M.S. in Finance from San Diego State University, and he is a Certified Public Accountant (CPA). Non-Management Directors Ira Ehrenpreis – Director. Ira Ehrenpreis has served on SpaceX’s board since February 2026. Mr Ehrenpreis is a founder and managing member of DBL Partners, a leading impact investing venture capital firm, formed in 2015. Previously, he was a partner at Technology Partners, a venture capital firm. Mr Ehrenpreis serves on the board of directors of Tesla. He serves as the Chairman of the VCNetwork, the largest and most active California venture capital organization. Mr Ehrenpreis also serves as the Chair of the National Association of Corporate Directors (NACD) Northern California and the Co-Chair of the Stanford Precourt Institute for Energy Advisory Council. Among several other awards and honours, Mr Ehrenpreis has been named a member of the NACD Directorship 100 for being “one of the most influential leaders in the boardroom and corporate governance community.” Mr Ehrenpreis holds a B.A. from the University of California, Los Angeles and a J.D. and M.B.A. from Stanford University. Mr Ehrenpreis brings to SpaceX’s board experience in the technology, impact and venture capital industries, as well as valuable insights in corporate governance, strategic growth and shareholder values. Randy Glein – Director. Randy Glein has served on SpaceX’s board since February 2026 and previously served as a board observer since 2009. Mr Glein is co- founder and managing partner of DFJ Growth, a venture capital firm that has invested in more than 100 growth- stage technology companies over the past 20 years. He currently serves on the board of directors of several private technology companies and has previously served on the board of directors of Anaplan, Inc. and Tremor Video, Inc. Prior to DFJ Growth, Mr Glein served as Chief Financial Officer of FeedBurner (acquired by Google in 2007) and Vice President of Tribune Company and its corporate investment group, Tribune Ventures. Mr Glein began his career in the aerospace industry as a systems engineer with Hughes Space & Communications and in business development roles with its DIRECTV and New Ventures units. Mr Glein holds a B.S.E.E. in Electrical Engineering from the University of Florida, an M.S.E.E. in Electrical Engineering from the University of Southern California, and an M.B.A. from the UCLA Anderson School of Management. Mr Glein brings to SpaceX’s board experience in the venture capital industry and more than 35 years of business and leadership experience in the technology, media, and satellite communications industries.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 46 © 2026 Marex Financial All rights reserved Antonio J. Gracias – Director. Antonio J. Gracias has served on SpaceX’s board since October 2010. Since 2001, Mr Gracias has been Chief Executive Officer and Chief Investment Officer of Valor Management LLC, a private equity firm. As Founder, CEO, and CIO of Valor, he oversees one of the leading growth-focused investment firms in the United States with over $55 billion in assets under management. He has served on the board of Neuralink Corp., a company focused on developing brain-machine interfaces, since May 2026, served on the board of The Boring Company, an infrastructure company, since May 2026 and served as a director of Harmony Biosciences Holdings, Inc., a pharmaceutical company, from September 2017 to May 2026. He also served as a director of Marathon Pharmaceuticals, LLC from November 2013 until its acquisition by PTC Therapeutics in May 2017, and SolarCity Corporation from 2012 to 2016. Mr Gracias previously served as a director of Tesla from 2007 to 2021 helping take the company public and acting as Lead Independent Director for eight years. Prior to founding Valor Management LLC in 2001, Mr Gracias served as Founder and Managing Member of MG Capital, a private equity firm headquartered in Chicago, where he was the lead transaction principal from 1995 through 2000. Prior to MG Capital, Mr Gracias was an associate with Goldman, Sachs & Co. in New York, where he served the firm’s institutional clients in the International Equity Division. Mr Gracias is also actively involved in philanthropic activities. He is a trustee of The Aspen Institute, where he was a 2009 Henry Crown Fellow, an Aspen Institute program designed to engage the next generation of leaders in the challenge of community-spirited leadership. Additionally, he serves as a member of several prestigious non-profit and endowment boards, including the Board of Visitors for the Georgetown University School of Foreign Service and the Pritzker School of Molecular Engineering at the University of Chicago. He is also a member of the University of Chicago Board of Trustees. Mr Gracias holds a joint B.S. and M.S.F.S. (Honors Degree) in International Finance and Economics from the Georgetown University School of Foreign Service and a J.D. from the University of Chicago Law School. Mr Gracias brings to SpaceX’s board skills and experience in investment strategy, portfolio company management and improvement, operations of business, and finance across several industries, including aerospace, technology, and manufacturing. Donald Harrison – Director. Donald Harrison has served on SpaceX’s board since February 2015. Mr Harrison has served as President, Global Partnerships and Corporate Development at Google LLC, a technology company, since 2017. Mr Harrison previously served as Vice-President, Corporate Development at Google from 2012 to 2017 and as Vice- President and Deputy General Counsel from 2005 to 2012. Mr Harrison also sits on the board of directors of Reliance Jio, the largest mobile telecommunications services provider in India. Mr Harrison holds a B.A. in Philosophy and Political Science from the University of King’s College and a J.D. and LLB from the University of Toronto. Mr Harrison brings to SpaceX’s board years of business and leadership experience and provides valuable experience in the areas of strategic transactions and partnerships. Steve Jurvetson – Director. Steve Jurvetson has served on SpaceX’s board since March 2009. Mr Jurvetson is a co-founder of Future Ventures, a venture capital firm, which he founded in 2019, and previously he co-founded and served as Managing Director of Draper Fisher Jurvetson, a venture capital firm, from 1995 to 2017. Mr Jurvetson serves as a director of The Metals Company, a deep sea mining exploration company, and also previously served as a director of Tesla from 2009 to 2020, and NeoPhotonics Corp. from 2004 to 2011. Mr Jurvetson also served as a director of Planet Labs from 2011 to 2017 and a director of D-Wave from 2003 to 2020. Before co-founding Future Ventures and Draper Fisher Jurvetson, Mr Jurvetson was an R&D Engineer at Hewlett-Packard, where seven of his chip designs were fabricated. He also worked in product marketing at Apple Inc. and NeXT and management consulting with Bain & Company. Mr Jurvetson holds B.S. and M.S. degrees in Electrical Engineering from Stanford University and an M.B.A. from the Stanford Business School. Mr Jurvetson brings to SpaceX’s board experience in the venture capital industry and years of business and leadership experience. Luke Nosek – Director. Luke Nosek has served on SpaceX’s board since July 2008. Mr Nosek co-founded Gigafund, a venture capital firm, in July 2017, and has been Managing Partner since inception. Mr Nosek previously co-founded Founders Fund, a venture capital fund, in April 2006, and served as General Partner through July 2017. Prior to that, Mr Nosek co-founded and served as Vice President of Business Development, Vice President of Marketing, and Vice President of Strategy of PayPal, an electronic payment system, from November 1998 to February 2002. Mr Nosek also serves as a member of the board of directors of various private companies, including Last Energy, a nuclear energy company that designs and manufactures small modular reactors, Emerald Cloud Lab, which operates remotely accessible and largely autonomous life science laboratories, and ResearchGate, an online platform connecting scientists and researchers with each other and their work. Mr Nosek also served as a board member of DeepMind prior to its acquisition by Google. Mr Nosek holds a B.S. in Computer Engineering from the University of Illinois Urbana-Champaign. Mr Nosek brings to the board experience in the venture capital

Disclosure Summary: UK Retail Offer of Shares in SpaceX 47 © 2026 Marex Financial All rights reserved industry and years of business and leadership experience. Certain US federal tax considerations for non-US holders of Class A common stock The section summarizes material US federal income tax consequences for non-US Holders purchasing, owning and disposing of Class A common stock. An individual non-US Holder is generally a beneficial owner of Class A common stock that is not, for US federal income tax purposes, a US citizen or resident individual. The discussion addresses US federal income tax only, does not address all possible tax consequences, does not address state, local or foreign taxes, applies only to holders acquiring Class A stock in the IPO and holding it as a capital asset, is based on law and administrative authorities in effect as of the date of the Preliminary Prospectus, and may be affected by future changes or differing interpretations, potentially retroactively. SpaceX has not sought and will not seek IRS rulings on the matters discussed. Non-US Holders are advised to consult their own tax advisers, especially where they hold shares through partnerships or are subject to special tax rules. Distributions Subject to the discussion below on backup withholding and FATCA, dividends paid to a Non-US Holder of SpaceX Class A common stock that are not effectively connected with the Non-US Holder’s conduct of a trade or business within the US will generally be subject to withholding of US federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, provided the Non-US Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. These certifications must be provided to your Retail Intermediary prior to the payment of dividends and must be updated periodically. Non-US Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty. Sale or Disposition of Class A Common Stock Subject to the discussion below on backup withholding and FATCA, a Non-US Holder generally will not be subject to US federal income or withholding tax on any gain recognised upon the sale, exchange or other taxable disposition of shares of Class A common stock, unless: ▪ such gain is effectively connected with the conduct by such Non-US Holder of a trade or business within the United States and, if the Non-US Holder is entitled to claim treaty benefits (and the Non-US Holder complies with applicable certification and other requirements), is attributable to a permanent establishment or fixed base maintained by the Non-US Holder within the United States; ▪ such Non-US Holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or ▪ SpaceX is or has been a “United States real property holding corporation” for US federal income tax purposes at any time within the shorter of the five-year period ending on the date of disposition or the period that such Non- US Holder held shares of SpaceX’s Class A common stock. Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on SpaceX Class A common stock. However, under proposed Treasury Regulations (on which taxpayers may rely until final Treasury Regulations are issued), this withholding tax will not apply to the gross proceeds from the sale, exchange, redemption or other taxable disposition of Class A common stock. There can be no assurance that the proposed Treasury Regulations will be finalised in their present form. Each Non-US Holder should consult its tax adviser regarding the effects of FATCA on its investment in Class A common stock.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 48 © 2026 Marex Financial All rights reserved Certain UK tax consequences for holders of Class A common stock The comments below are of a general nature and are based on current UK law and published HM Revenue & Customs practice as at the date of this Disclosure Summary, both of which are subject to change, possibly with retroactive effect. This summary only covers the principal UK tax consequences for the absolute beneficial owners of the Class A common stock and any dividends paid in respect of them, in circumstances where the dividends paid are regarded for UK tax purposes as the income of a person who is resident in the UK for UK tax purposes and is not liable to Tax elsewhere (UK Holders). In addition, this summary (a) only addresses the tax consequences for UK Holders who hold the Shares as capital assets or investments (other than in an individual savings account or a self- invested personal pension) and (b) does not address the tax consequences which may be relevant to certain categories of UK Holders (such as persons who acquired the Class A common stock by reason of their employment). It also does not address any UK inheritance tax consequences of any holding. References to Class A common stock in this section include any DIs issued in respect thereof. The summary only applies to UK Holders who are individuals. Individual UK Holders - Dividends An individual UK Holder who receives a dividend in respect of the Class A Common Stock will not be liable to UK tax on the dividend to the extent that (taking account of any other dividend income received by the UK Holder in the same tax year) that dividend falls below the yearly dividend allowance of £500 (the “nil rate band” for the 2026/2027 tax year). To the extent that (taking account of any other dividend income received by the UK Holder in the same tax year) the dividend exceeds the allowance, it will be subject to income tax at 10.75% to the extent that it falls below the threshold for higher rate income tax. To the extent that (taking account of other dividend income received in the same tax year) it falls above the threshold for higher rate income tax, then the dividend will be taxed at 35.75% to the extent that it is within the higher rate band, or 39.35% to the extent that it is within the additional rate band (each such rate as applicable in the 2026/2027 tax year). For the purposes of determining which of the taxable bands any dividend income falls into, dividend income is treated as the highest part of a UK Holder’s income. Taxation of Disposals - UK Holders The disposal or deemed disposal of the Class A Common Stock by a UK Holder may give rise to a chargeable gain or an allowable loss for the purposes of UK capital gains tax (depending on the UK Holder’s circumstances and subject to any available exemption or relief). An individual UK Holder is currently entitled to an annual exemption from UK taxation of chargeable gains up to £3,000 (for the 2026/2027 tax year). In the case of an individual UK Holder, indexation allowance is not available, and chargeable gains are generally liable to capital gains tax at the applicable rate. After allowable deductions, a taxable chargeable gain accruing on an individual UK Holder’s disposal of the Class A Common Stock will be taxed at 24% (to the extent that the amount on which an individual is chargeable to capital gains tax exceeds the unused part of the individual’s basic rate band for that tax year) or 18% (to the extent that the amount on which an individual is chargeable to capital gains tax does not exceed the unused part of the individual’s basic rate band for that tax year). Stamp Duty and Stamp Duty Reserve Tax (SDRT) The following statements assume that there is, and will continue to be, no register in the UK in respect of the Class A Common Stock that the Class A Common Stock will not be paired with shares issued by a company incorporated in the UK and that the Company’s place of central management and control is outside the UK and it has shares of a similar class as the Class A Common Stock listed on a non-UK stock exchange that is a recognised stock exchange for UK tax purposes. No UK stamp duty or SDRT is expected to be payable on a transfer of the Class A common stock or the DIs provided that they (and no interest in them) are not transferred by a written instrument of transfer. Financial statements SpaceX’s financial statements included in the Preliminary Prospectus in connection with the IPO, which can be found here, consist of its: • audited consolidated balance sheets as of 31 December 2025 and 31 December 2024, together with the related audited consolidated statements of operations, shareholders’ equity and cash flows for the years ended 31 December 2025, 31 December 2024 and 31 December 2023; and • unaudited consolidated balance sheet as of 31 March 2026, together with the related unaudited

Disclosure Summary: UK Retail Offer of Shares in SpaceX 49 © 2026 Marex Financial All rights reserved consolidated statements of operations, shareholders’ equity and cash flows for each of the three-month periods ended 31 March 2026 and 31 March 2025. SpaceX’s consolidated financial statements are presented in accordance with US GAAP.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 50 © 2026 Marex Financial All rights reserved Part C: Key risks relating to the Issuer and Shares Summary of Risk Factors An investment in the Company’s Class A common stock involves risks and uncertainties. The following is a summary of the principal factors that make an investment in the Company’s Class A common stock speculative or risky, all of which are more fully described in the section titled “Risk Factors” in the Preliminary Prospectus. This summary should be read in conjunction with the “Risk Factors” section and should not be relied upon as an exhaustive summary. • Any failure or delay in the development of Starship at scale or in achieving the required launch cadence, reusability and capabilities thereafter would delay or limit SpaceX’s ability to execute its growth strategy, including the deployment of next-generation satellites, global satellite-to-mobile connectivity, and orbital AI compute, which could materially adversely affect its business, financial condition, results of operations, and future prospects • Any delays or difficulties in obtaining, maintaining or renewing required regulatory approvals and licences required for SpaceX’s space-related activities, including the US Federal Aviation Administration (FAA) launch and reentry licences, would materially delay or disrupt SpaceX’s operations, harm its business, or limit its ability to execute its business strategy. • Any delays or difficulties in obtaining, maintaining or renewing required communications licences and spectrum authorizations for SpaceX’s satellite connectivity services, including international and FCC satellite spectrum licences, could materially delay or disrupt its operations, harm its business, or limit its ability to execute its business strategy. • SpaceX’s AI products and X platform are subject to complex and evolving US and foreign laws and regulations that are subject to change and uncertain interpretation, and SpaceX could be required to make changes to its products and business practices, and be exposed to monetary penalties, increased cost of operations, declines in user growth or engagement, or loss of customers, or other harm to SpaceX’s AI products and X platform. • SpaceX’s business strategy depends on successfully designing, developing, and deploying its products and services, as well as related platforms, infrastructure, and other strategic initiatives, at an unprecedented scale, which presents significant execution, cost, and timing risks. • SpaceX has experienced, and will likely continue to experience, launch delays and failures that could have a material adverse effect on its business, financial condition, results of operations, and future prospects. • SpaceX’s satellites, launch vehicles, and other space-related technologies operate, and in the case of orbital AI compute, will operate, in the harsh and unpredictable environment of space, exposing them to a wide and unique range of space-related risks that could cause them to malfunction or fail, and any such malfunction or failure could adversely affect its business, financial condition, results of operations, and future prospects. • The continued proliferation of satellite constellations in Low-Earth Orbit, as well as the risk of collisions with space debris or other spacecraft, could limit or impair SpaceX’s launch flexibility and satellite deployment, which could adversely affect its business, financial condition, results of operations, and future prospects. • Interruptions in the operation of critical satellite network, ground station, launch, manufacturing, or spacecraft or data center infrastructure could result in significant downtime, operational delays or loss of service, each of which could have a material adverse effect on its business, financial condition, results of operations, and future prospects. • Manufacturing, testing and launching rockets, satellites, and spacecraft, including SpaceX’s efforts to reuse rockets and spacecraft, involve inherent risks that could result in human injury or death, property damage and environmental

Disclosure Summary: UK Retail Offer of Shares in SpaceX 51 © 2026 Marex Financial All rights reserved damage or other adverse environmental impacts due to accidents or equipment failures. Any such events could result in substantial losses, including reputational harm and legal liability, which could have a material adverse effect on its business. • Although SpaceX is focused on the vertical integration of its businesses, SpaceX depends on third parties to manufacture and supply certain key components necessary for the provision of its launch, connectivity, and AI services, and any supply shortages or disruptions or failures in their performance could have a material adverse effect on its business, financial condition, results of operations, and future prospects. • SpaceX’s ability to scale its AI products relies on its terrestrial and orbital AI compute infrastructure, which depends on the availability of power, water, AI processors, and other critical components, and telecommunications services, and any shortages or disruptions thereof would materially adversely affect its business, financial condition, results of operations, and future prospects. • SpaceX faces intense competition in the markets in which it operates, and while SpaceX has historically outperformed certain competitors in its Space and Connectivity segments, it may not continue to do so, which could adversely affect its business, financial condition, results of operations, and future prospects. • The Company’s AI segment is recently formed, still being integrated, operates in a rapidly evolving industry and is subject to integration, execution, competitive and operational risks. • Adverse global macroeconomic and geopolitical conditions may negatively affect SpaceX’s business, financial condition, results of operations and future prospects. • SpaceX depends on its ability to recruit and retain employees who have advanced engineering and technical skills, and intense competition for such employees may increase costs and affect its ability to meet development and production timelines. • Any significant disruption in, or unauthorised access to, SpaceX’s computer and data systems or those of third parties that SpaceX utilises in its operations could result in a loss or degradation of service, loss of trust in SpaceX and harm to its business. • The development and maintenance of the technologies and infrastructure necessary to support SpaceX’s current and future operations will require significant capital expenditures, and if SpaceX is unable to generate sufficient cash flow from operations or obtain additional financing on acceptable terms, its business, financial condition, results of operations, and future prospects could be materially and adversely affected. • SpaceX’s substantial level of indebtedness could materially adversely affect its financial condition. • SpaceX’s future revenue and operating results depend upon its ability to develop new technologies and respond to changes in customer demands and industry standards in highly competitive markets, and if it is unable to do so, its business, financial condition, results of operations, and future prospects may be materially and adversely affected. • The estimates of future market opportunity and forecasts of market growth, and SpaceX’s ability to capture such markets, included in the Preliminary Prospectus may prove to be inaccurate. • Many of SpaceX’s initiatives, including those to develop orbital AI compute at scale, manufacture AI chips at scale, establish a lunar economy, develop human augmentation systems, and transport humans and cargo to the Moon and Mars, involve significant technical complexity, unproven technologies, or technologies that do not exist or may require significant advancement, and such initiatives may not achieve commercial viability. • The global nature of SpaceX’s business poses risks with respect to unstable, malicious or arbitrary legal regimes and authorities. • The Company’s bylaws place restrictions on the forum, venue and procedures for legal actions or proceedings initiated by its shareholders, including certain requirements for mandatory arbitration. These provisions could limit its shareholders’ ability to pursue certain claims and/or increase the cost of doing so and could also affect the procedures, rights, and remedies

Disclosure Summary: UK Retail Offer of Shares in SpaceX 52 © 2026 Marex Financial All rights reserved available to its shareholders in such legal actions or proceedings. • Upon completion of this offering, Mr Musk will serve as SpaceX’s Chief Executive Officer, Chief Technical Officer, and Chairman of its board and control the election of SpaceX’s directors, and SpaceX’s dual class structure concentrates voting control with Mr Musk and other holders of its Class B common stock. This will limit or preclude your ability to influence corporate matters and the election of SpaceX’s directors. There are some additional risks which may be particularly relevant to UK Investors. There are various FX risks in placing an order in GBP • If you place an order in GBP, you will receive “DIs” which is a way for UK investors to hold rights to shares in SpaceX and be able to transfer those rights through CREST. There is FX risk if you place an order for DIs in GBP because SpaceX is offering Shares to investors in USD. However, a UK investor may place an order with its Retail Intermediary in GBP. As a result, a foreign exchange conversion from GBP to USD will be required so that SpaceX receives payment in USD. • To facilitate this, Barclays will enter into a foreign exchange transaction to effectively convert GBP orders into USD. • The foreign exchange transaction will be executed once SpaceX has confirmed the amount of the initial public offering allocated to the Retail Offer. This is expected to occur on the morning that the offer price is determined. The GBP/USD exchange rate applied will be based on an appropriate publicly available benchmark rate, such as the WMR FX Benchmark. As a result, the price investors effectively pay for their DIs will be fixed at this time. This is known as the “implied price”. • Exchange rates may fluctuate between the time that the foreign exchange transaction is executed and the time that DIs are delivered to investors and the underlying Shares become freely tradable. If GBP gains value against USD during this period, then the implied GBP purchase price paid by investors would be higher than if the foreign exchange transaction had been executed at the later time. If GBP loses value against USD during this period, then the implied GBP purchase price paid by investors would be lower than if the foreign exchange transaction had been executed at the later time. • Exchange rates may also fluctuate between the time an order is placed and the time the DIs are delivered to investors. • For the avoidance of doubt, certain Retail Intermediaries may facilitate their own FX conversions outside of the process outlined above. If they do, they will communicate this to you. There are FX risks in selling Shares and DIs in the future • The Shares are priced and settled in USD. You will need to factor in the exchange rate between USD and GBP when selling your Shares or DIs in the future. This could affect the amount you get back in GBP. Certain investors will be issued with DIs in respect of Shares • Investors that place an order in GBP, will (unless your Retail Intermediary informs you otherwise) receive “DIs” which is a way for UK investors to hold rights to shares in SpaceX and be able to transfer those rights through CREST. Holders of DIs may experience delays in receiving any dividends paid by SpaceX, may receive proxy forms later than other shareholders and may have to act earlier than other shareholders when casting votes at general meetings of SpaceX, by virtue of the administrative process involved in connection with holding DIs. There are some practicalities to take into account when trading US listed shares • Trading hours for Nasdaq may differ from those of UK exchanges. Shares may not be able to be traded during UK market hours and, there may be less liquidity outside US market hours and news released outside US market hours may lead to significant price movements when the market opens. This may affect your ability to manage liquidity and sell Shares promptly.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 53 © 2026 Marex Financial All rights reserved SpaceX is incorporated in Texas and investors will not benefit from certain shareholder protections that would be available to them as shareholders of a UK-incorporated company • SpaceX is incorporated under the laws of the State of Texas in the United States and is governed by the Texas Business Organizations Code (the TBOC) and SpaceX's charter. The rights of holders of Shares are governed by the TBOC and SpaceX's charter, which differ materially from the rights afforded to shareholders of companies incorporated in England and Wales. Investors will not have the benefit of statutory remedies under English law. While the TBOC provides certain analogous protections, the scope and standards applicable to such claims differ from those under English law. • The shares will be listed on Nasdaq and Nasdaq Texas and are not listed on any UK exchange. SpaceX does not comply with the UK Corporate Governance Code and does not intend to do so. SpaceX's governance framework instead complies with the corporate governance listing standards of Nasdaq, the US securities laws, the rules of the SEC and SpaceX's charter. These standards differ from the UK Corporate Governance Code in a number of significant respects, and investors will not have the benefit of governance practices they might expect from a company that complies with the UK Corporate Governance Code. • The City Code on Takeovers and Mergers does not apply to SpaceX. Accordingly, investors will not benefit from the protections offered by the Code, such as mandatory bid obligation or the prohibition on frustrating actions. The TBOC does not contain equivalent provisions, and any defensive measures SpaceX may adopt under Texas law do not replicate the protections afforded by the Takeover Code. • SpaceX is not subject to statutory pre-emption rights and SpaceX's charter does not impose any. SpaceX may therefore issue additional Shares without offering existing shareholders the opportunity to participate on a pro rata basis, which could result in dilution of existing investors' ownership interests. SpaceX's disclosure and reporting obligations are governed by the US federal securities laws, which differ from the UK regulations in their requirements, timing, and scope • Shares will be listed on Nasdaq and Nasdaq Texas and SpaceX is subject to the disclosure and reporting requirements of the US federal securities laws and the rules of the SEC. SpaceX is not subject to the UK disclosure or market conduct rules. • Investors accustomed to the disclosure framework applicable to companies listed on UK exchanges should be aware that SpaceX's obligations differ in a number of respects. For example, UK market abuse regulations require persons discharging managerial responsibilities and their closely associated persons to notify the issuer and the FCA of personal transactions in the issuer's shares, whereas under US law SpaceX's directors and officers report transactions as required by Section 16(a) of the Exchange Act, with different definitions of reportable persons, thresholds, and timing. • As SpaceX has no UK listing, SpaceX is not required to disseminate regulatory information through a Regulatory Information Service approved by the FCA and does not maintain insider lists in the manner required by UK market abuse regulations. Investors should not expect the same disclosure protections that would apply if SpaceX's shares were admitted to trading on a UK regulated market. The Shares and DIs may give rise to US and UK tax consequences • The Shares may give rise to US tax consequences for non-US holders buying, owning and selling Shares. There may also be UK tax consequences. The Disclosure Summary provides some information of a general nature about the potential consequences, but they depend on your personal circumstances and how you invest. You should therefore seek your own tax advice before applying for Shares. Please refer to the sections on “Certain US federal tax considerations for non-US holders of Class A common stock” and “Certain UK tax consequences for holders of Class A common stock” in Part B of this Disclosure Summary.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 54 © 2026 Marex Financial All rights reserved Part D: Terms and Conditions of the Retail Offer Terms of the Offer This Part of the Disclosure Summary sets out the “Terms and Conditions of the Retail Offer”. These are the rules that apply when you apply to buy Shares or Depositary Interests in the Retail Offer. When you submit an order in the Retail Offer, you are agreeing to these terms and conditions. They work alongside the terms and conditions of your Retail Intermediary. Introduction In these Terms and Conditions of the Retail Offer, “you” means an actual or potential retail investor who is present and tax resident in the UK. You are applying to buy Shares or Depositary Interests in the Retail Offer by asking a Retail Intermediary to submit an application on your behalf. You must be at least 18 years old to apply. However, if you are applying to hold Shares or Depositary Interests in a Junior Individual Savings Account or Junior SIPP, you can be 16 or 17 years old. You can only make one application through one Retail Intermediary. This application must be for yourself or a dependent. You cannot apply in both your own name and as part of a joint account. You can apply to hold Shares or Depositary Interests in different types of accounts, such as a General Investment Account (GIA), Individual Savings Account (ISA), Lifetime ISA, Junior ISA, Junior SIPP, or Self- Invested Personal Pension (SIPP). Your Retail Intermediary will add up the amounts from each of your accounts and submit them as one order. The Offer Price and the Offer Size will be decided by the Company. The Offer Price and Offer Size are expected to be announced in a press release on or around 11 June 2026. When we use “Offer Price” and “Offer Size” in these terms and conditions, we mean the price and size announced in that press release. Please note that the anticipated Offer Price and Offer Size set out in this Disclosure Summary are subject to change, and that the final Offer Price and final Offer Size will be determined by the Company and may be above, below or equal to the expected Offer Price and Offer Size set out in this Disclosure Summary, or any revised price or size. Marex’s Role As explained at the start of this Disclosure Summary, Marex provides the electronic platform that makes the Retail Offer available. We are responsible for: • Creating and publishing this Disclosure Summary; • Conducting due diligence on the Company as described in this Disclosure Summary; • Providing certain other information to you as set out in this Disclosure Summary and on our website. • Our website at https://www.winterflood.com/wrap/ipo/spacex; • Acting in your best interests and managing conflicts of interest (as set out in our Conflicts of Interest Statement); For these purposes only, we consider you to be our client. We are not responsible for: • Your decision whether to apply for Shares or for giving you any advice whether or not to do so; • Making sure you have read and understood all the information we have provided; • The performance of the Shares; • Anything for which your Retail Intermediary is responsible. Your Retail Intermediary is responsible for: • Communicating information about the Retail Offer to you and answering any questions you may have; • If you decide to take part in the Retail Offer, taking your order and putting it into our electronic platform; • Telling you the final price of the Shares or the Depositary Interests and how many Shares or Depositary Interests have been allocated to you, if any (having worked out how to allocate the available Shares or Depositary Interests among its clients); • Taking your payment, delivering you your Shares or Depositary Interests, holding your

Disclosure Summary: UK Retail Offer of Shares in SpaceX 55 © 2026 Marex Financial All rights reserved money until it is needed for payment, and returning any money that is not needed; • Onboarding and treating you as a client for these purposes. Offer to purchase Shares or Depositary Interests You must apply for Shares or Depositary Interests through your Retail Intermediary. When you apply through your Retail Intermediary, you agree to the following: • you must apply before the deadline set by your Retail Intermediary, because we will only consider orders that reach us by the deadline we have set for the Retail Intermediaries; • to take part in the Retail Offer, you must submit an order in either Pound Sterling (GBP) or US Dollars (USD) depending on which options your Retail Intermediary permits; • when you apply in GBP, you are applying for “Depositary Interests” (unless your Retail Intermediary informs you otherwise); • when you apply in USD, you are applying for Shares; • when you apply, we will not yet know the price at which Shares or Depositary Interests will be sold, so you must apply to buy Shares or Depositary Interests worth a certain amount of GBP or USD, with this amount being called the Application Amount. Whether the application is in GBP or USD depends on your Retail Intermediary; • where an application for Shares is submitted in GBP, given the purchase price is in USD we, or your Retail Intermediary will apply an FX conversion so you may be exposed to adverse movements in FX rates and FX fluctuations; • when you apply, you are offering to buy the maximum number of Shares or Depositary Interests that can be purchased with your Application Amount. Your application is subject to these terms and conditions, including the terms on scaling down as a result of excess demand, if demand is too high or any Update Summary (as defined below) we may publish and the Company’s bylaws; • you cannot apply for less than the minimum Application Amount set by your Retail Intermediary; • you cannot receive part of a Share or Depositary Interest. Any leftover money from your Application Amount will be returned to you by your Retail Intermediary; • you will pre-pay to your Retail Intermediary (or authorise the Retail Intermediary to withhold) your Application Amount; • if Marex determines that withdrawal rights have arisen under Part 23 of the FCA Conduct of Business Sourcebook, you will have a right to withdraw your application for Shares or Depositary Interests in the Retail Offer by contacting your Retail Intermediary and following the instructions provided by them. Any such withdrawal right will be communicated to you by your Retail Intermediary. However, if you do not withdraw your application for Shares or Depository Interests in accordance with the instructions provided by your Retail Intermediary prior to the close of the Retail Offer on 10 June 2026, your application will remain valid and binding; • any application for Shares or Depositary Interests which is not withdrawn as at close of the Retail Offer on 10 June 2026 is valid and binding; • that if your application for Shares or Depositary Interests is not received by Marex Financial, you will not be allocated any Shares or Depositary Interests and you agree that you will not make any claim against Marex or the Company for not receiving any Shares or Depositary Interests, or for any loss caused by not receiving them (including consequential loss); • if the Company or Marex asks your Retail Intermediary for information about your application, to provide that information promptly. You also allow the party who asked for the information to share any information about your application that they consider appropriate; • that you authorise Marex to do all things and, where applicable, to take all actions necessary to procure that the Depositary Interests for which your application is accepted are delivered to you or to your order in CREST;

Disclosure Summary: UK Retail Offer of Shares in SpaceX 56 © 2026 Marex Financial All rights reserved • that you authorise Marex to do all things and, where applicable, to take all actions necessary to procure that the Shares for which your application is accepted are delivered to you or to your order in DTC; • any future communications the Company sends to you in your capacity as a shareholder will be in English; • the Company and/or Marex may contact you about the Retail Offer; • that: (i) by requesting a Retail Intermediary to submit an application on your behalf, your personal data may be held and used by the Company and/or Marex for purposes relating to the Retail Offer; and (ii) if you are allocated Shares or Depositary Interests, your personal information will be shared with the Company, Marex and the Depositary and held and used by the Company, Marex and the Depositary; and • that the Company reserves the right to alter any arrangements in connection with the Retail Offer (including the timetable and terms and conditions of application) or to discontinue the Retail Offer, in each case without consulting you or anyone else. If: • your Retail Intermediary does not correctly complete and submit an application on your behalf; • an application submitted on your behalf is submitted so as to be received after the end of the Retail Offer; • the undertaking from your Retail Intermediary is not received by Marex; or • you submit, or are suspected to have submitted more than one application to invest in the Retail Offer, your application may be rejected by Marex. Marex’s decision about whether to reject or accept your application, or whether it is valid is final and binding on you. Marex can decide at its sole discretion whether to reject an application (in whole or in part). Neither Marex nor any of its affiliates, directors, officers, agents, or employees will be liable for any such decision regarding your application. You cannot make any claim against Marex, the Company or any of their respective affiliates, directors, officers, agents or employees for not receiving Shares or Depositary Interests or for any related loss. Marex reserves the right to treat as valid any application that does not comply fully with the Retail Offer Terms and Conditions and/or is not completed in all respects. Marex reserves the right to waive in whole or in part any of the provisions of the Retail Offer Terms and Conditions of the Retail Offer, either generally or in respect of one or more applications. Acceptance of your offer Your application may be accepted if an application submitted on your behalf by the Retail Intermediary is received, validated and not rejected by Marex. You cannot be allocated part of a Share or Depositary Interest and therefore allocations will be satisfied by rounding down to the nearest whole number of Shares or Depositary Interests. Conditions The contract arising from acceptance of an application in the Retail Offer will be entered into by you and your Retail Intermediary. Under this contract, you will be required to acquire the Shares at the Offer Price. This contract will be conditional upon: (i) the Underwriting Agreement becoming unconditional (save for Admission) and not having been terminated in accordance with its terms prior to Admission; and (ii) Admission occurring on or prior to 12 June 2026. Once your application has been accepted, you will not be able to cancel or undo your investment on the basis that any information you were given before or at the time of your application turned out to be incorrect or misleading — even if the error was unintentional and even if the incorrect information influenced your decision to apply. This applies to any information provided to you at any stage up to and including the point of your application. For further information on your ability to withdraw your order see the section titled “What happens if something changes or there is new information about the Company?” This does not affect any other rights you may have under applicable law. Marex expressly reserves the right to determine, at any time, prior to the close of the Retail Offer that it will not continue to act as POP Operator. This means that the Retail Offer will terminate and applications received (either by Marex or the Retail Intermediaries) will automatically lapse. The Company expressly reserves the right to determine, at any time prior to the close of the Retail Offer, not to proceed with the Retail Offer or any part of it.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 57 © 2026 Marex Financial All rights reserved Pricing and Allocation Pricing Pricing is the process whereby the Company will decide the price at which Shares will be sold after the Retail Offer is closed. The price that the Company decides is the price that you will pay per Share. The price of a Share is the Company’s decision and may be affected by factors such as the market conditions at the time and the level and nature of demand for the Shares from different types of investors. The price of the Depositary Interest will be based on the price of the Shares, but subject to the FX trade and conversion as described in the risk factors in Part C. Allocation The Company will also decide how many of the Shares it wants to allocate to the Retail Offer as compared to other types of investors and investors in other countries. It is possible that the Company will decide not to allocate any Shares to the Retail Offer. Even if it does, it may not allocate as many Shares as would be needed to satisfy the orders of everyone who applied. In this case, the number of Shares or Depositary Interests allocated to you may be less than the number your application amount would otherwise have purchased at the Offer Price, or you may be allocated no Shares or Depositary Interests at all. Depositary Interests If you place an order in GBP, you will receive a “Depositary Interest” (unless your Retail Intermediary informs you otherwise). A Depositary Interest is a way for UK investors to hold rights to shares in a non-UK company and be able to transfer those rights through CREST. CREST is a paperless settlement system which allows securities to be transferred from one person’s CREST account to another without issuing paper share certificates or requiring paper contracts to sell your shares. If you receive Depositary Interests you will not hold the Shares directly. Instead, Cede & Co. (in its capacity as nominee for the Depository Trust and Clearing Corporation (DTC)) will hold the Shares, and book-entry interests representing these Shares will be delivered to the custodian for Computershare Investor Services PLC (the Depositary), who will issue Depositary Interests representing those Shares to you (either directly or to your nominated broker who is a CREST participant, as appropriate). The Depositary Interests will be created by a document called a deed poll (the Deed Poll) which sets out the terms of the Depositary Interests and governs the relationship between the Depositary and the holders of Depositary Interests. You will still broadly have the same rights as if you were a shareholder including: • Each Depositary Interest will be represented as one Share, when working out, for example, whether you are eligible to be paid a dividend. • The Depositary Interests will have the same ISIN number as the Shares. • The Shares can be traded but will be held by your nominee in the form of Depositary Interests in CREST in much the same way as any other CREST securities. Trades placed on Nasdaq must be settled within the systems of DTC and your nominee will take all action necessary on your behalf to cancel the related Depositary Interests (representing Shares traded) so as to receive the related book entry interest in their DTC participant account as necessary to settle those trades. • The right to receive notice of shareholder meetings and the right to vote at those shareholder meetings – you will just need to instruct your nominee, who will instruct the Depositary to vote on your behalf. • The right to cancel your Depositary Interests to (i) transfer a corresponding number of book entry interests within DTC to another bank, broker or nominee (selected by you) who is a participant in DTC; or (ii) cancel the book entry interests in DTC and hold the underlying Shares directly on the register of SpaceX instead. Please note, administration fees may be charged by your nominee and/or the Depositary for the cancellation of Depositary Interests. Please contact your nominee (or have your nominee contact the Depositary) for details of any applicable charges. If you receive Depositary Interests you should be aware that: • You can only exercise your rights in the Depositary Interests by instructing the Depositary to do this for you. • You may experience delays in receiving any dividends paid by the Company, may receive proxy forms later than other shareholders and may have to act earlier than other shareholders when voting at general meetings (due to the administrative process involved in connection with holding Depositary Interests). • Dividends, if paid in the future, will be received by you in GBP rather than the declared

Disclosure Summary: UK Retail Offer of Shares in SpaceX 58 © 2026 Marex Financial All rights reserved currency of USD, giving a risk to fluctuations in the currency exchange rate. • As a US incorporated company, certain withholding taxes may apply to any future distributions due to you. You can ask to cancel your Depositary Interests at any time and have the underlying Shares transferred to a DTC account, subject to the terms of the Deed Poll and the arrangements with your Retail Intermediary. You should be aware of the following matters in respect of the Depositary Interests under the Deed Poll: • The Depositary may require you to provide information in relation to certain matters, including the capacity in which Depositary Interests are owned or held. • When the Depositary Interests are issued to you, you are taken to warrant certain matters to the Depositary. These include that the Shares held by the Custodian (on behalf of the Depositary) are free and clear of all liens, charges, encumbrances or third party interests and that such transfers or issues are permitted under the Company’s constitutional documents or any relevant contract, or under laws and regulations. You will indemnify the Depositary for any loss the Depositary incurs as a result of a breach of this warranty. • The Deed poll excludes and limits the Depositary’s liability. • You are required to indemnify the Depositary against certain liabilities. • The Depositary can charge you fees and expenses for the services it provides under the Deed Poll. • The Depositary can terminate the Deed Poll by giving you 30 days’ prior written notice and can also cancel your Depositary Interests in certain circumstances. You can obtain a copy of the Deed Poll from the Depositary on request. The Company is party to a depositary agreement with the Depositary. Under this agreement, the Company appoints the Depositary to provide the services relating to the Depositary Interests. Dividends If you place an order in USD and receive Shares, future dividends (if any) will be paid in USD. If you place an order in GBP and receive Depositary Interests, future dividends (if any) will be paid in GBP. However, please note that it is not anticipated that dividends will be paid. What happens if something changes or there is new information about the Company? The Retail Offer is due to be open for a number of days, during which you will be able to place an order for Shares or Depositary Interests with your Retail Intermediary. It is possible that, during that period one, or both, of the following things happens: 1: We learn of a significant new piece of information or significant change to information which we used to determine that it was right for us to conduct the Retail Offer; 2: We realise there is a material mistake or inaccuracy in, or that something material has not been included in, any of the following documents provided to you: • the Disclosure Summary, • the most recent financial accounts of the Company; • the terms of the Retail Offer; and/or • other information provided on our website to help you make a decision whether or not to take part in the Retail Offer. If this happens, we must decide whether it is right for us to continue to conduct the Retail Offer. If we think it is right for us to continue to conduct the Retail Offer, where relevant we will update the Disclosure Summary with the new, changed, correct or missing information. If relevant, we will also ask the Company to update any documents that it created that we have provided to you. We may make these updates by providing an additional statement (an Update Summary) which you must read alongside the Disclosure Summary and Preliminary Prospectus. We will post this on our website.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 59 © 2026 Marex Financial All rights reserved If you have placed an order for Shares before the time we post the Update Summary on our website: • we will require the Retail Intermediary with which you placed your order to notify you and provide you with the Update Summary. • if none of the Shares or Depositary Interests have been delivered to you yet, you will be able to withdraw your order by following the instructions provided by your Retail Intermediary. If you want to withdraw your order you will have follow the instructions provided by the Retail Intermediary with which you placed the order to withdraw it and must do so before the close of the Retail Offer on the 10 June 2026. If we decide that it is not right for us to continue to conduct the Retail Offer, either as a result of a change in information or for any other reason, the Retail Offer will end. If you have already placed an order, your order will be cancelled and we will ask your Retail Intermediary to notify you. Marex may discuss with the Company and certain other parties involved in the Retail Offer whether there is a significant new piece of information or significant change to information which we used to determine that it was right for us to help with the Retail Offer and whether there is a material mistake or inaccuracy in any of the documents provided to you or that something material has not been included. However, Marex will always decide whether it is right to continue to conduct the Retail Offer. In making this decision, Marex will consider factors such as (i) whether all of the information it needs has been provided, (ii) the information indicates that the issuer and key individuals associated with it are fit and proper, (iii) there is information which Marex cannot assess for reliability, (iv) the information provided by the issuer complies with regulatory requirements, and (v) any other factors which may influence Marex’s decision, including the materiality of the changed information. The price of the Shares or Depositary Interests offered in the Retail Offer may change at any point during the UK Retail Offer. In the event of any such change, Marex will publish the changes on the POP Website. Delivery The Shares will be ready for delivery to UK investors on or about 12 June 2026. The Depositary Interests will be ready for delivery to UK investors on or about 16 June 2026. All settlement dates and times are subject to change and confirmation. Representations and warranties By arranging for a Retail Intermediary to apply on your behalf, you: • confirm that when making your application you are only relying on information in relation to the Company as contained in the Preliminary Prospectus, this Disclosure Summary and any supplement or amendment to the Preliminary Prospectus or Update Summary and agree that none of the Company, Marex, or any other person acting on behalf of either of them or any person responsible solely or jointly for this Disclosure Summary, the Preliminary Prospectus, any Update Summary or any supplement or amendment to the Preliminary Prospectus, or any part of them, shall have any liability for any other information or representation (excluding for fraudulent misrepresentation); • agree that, having had the opportunity to read the Preliminary Prospectus and this Disclosure Summary, you are required to confirm, and shall be deemed to have read and understood (including, in particular, the risk and investment warnings contained in this Disclosure Summary) all such documents in their entirety and to have noted all information concerning the Company and the Retail Offer contained in the Disclosure Summary and the Preliminary Prospectus (as well as any Update Summary and/or any supplement or amendment to the Preliminary Prospectus to the extent such documents have been created); • agree that no person is authorised in connection with the Retail Offer to give any information or make any representation other than as contained in this Disclosure Summary, the Preliminary Prospectus, any Update Summary or any supplement or amendment to the Preliminary Prospectus and, if given or made, any information or representation must not be relied upon as having been authorised by Marex or the Company; • represent and warrant that: (i) you are eligible to participate in the Retail Offer as a retail investor to whom the offer of Shares was made in the United Kingdom (and you are a person located and tax resident in the United Kingdom; (ii) the relevant Retail Intermediary application is

Disclosure Summary: UK Retail Offer of Shares in SpaceX 60 © 2026 Marex Financial All rights reserved completed and submitted solely for and on behalf of the applicant or a dependent of the applicant; and (iii) you are not the subject of an individual voluntary arrangement or bankrupt under the laws of England and Wales (or any other jurisdiction); • represent and warrant that you are not applying as, or as nominee or agent of, a person who is or may be a person mentioned in any of sections 67, 70, 93 or 96 of the Finance Act 1986 (concerning depositary receipts and clearance services); • represent and warrant that you are not applying for Shares with a view to the reoffer, resale or delivery of Shares, directly or indirectly, to a person in any other jurisdiction; • represent and warrant that only one application is being made for your benefit in the Retail Offer; • represent and warrant that your application to purchase Shares or Depositary Interests is not and will not be funded using funds provided by another person under an arrangement whereby any Shares or Depositary Interests allocated to you or all or substantially all of the value of such Shares or Depositary Interests are to be transferred to that other person; • represent, warrant and undertake that you are not, and you are not applying on behalf of a person engaged in, or who you know or have reason to believe is, engaged in money laundering or subject to sanctions imposed by any governmental or regulatory authority of the United States, the United Kingdom or the European Union; • agree that you are responsible for any tax which is payable in connection with your application and acquisition of the Shares or the Depositary Interests; • agree that any material downloaded from Marex’s website in relation to the Retail Offer: (i) is done at your own risk and that you will be solely responsible for any damage or loss of data that results from the download of any material; and (ii) will be used solely for personal use and will not be distributed to anyone in any country except the UK; and • agree that neither the Company nor Marex nor anyone acting on their behalf is liable for any loss of data while receiving and/or processing your application. They are not responsible for the loss or accidental destruction of your application or personal data, or any financial or other loss that may result from this, including not receiving any Shares or Depositary Interests because of such loss or destruction. Data Protection By making an application in the Retail Offer, you may be providing personal data which may be processed by the Company as set out in the Company’s privacy policy found here: (https://www.spacex.com/assets/media/privacy_policy_ spacex.pdf) or Marex as set out in Marex’s privacy notice, a copy of which can be found here: (https://www.marex.com/privacy-policy/). The processing purposes will include administering your application, the administration of the Shares or the Depositary Interests and for the purposes of complying with applicable law and such information may be transferred outside of the UK. All such processing will comply with applicable data protection laws. Complaints If you have any complaints relating to the Retail Offer, you should send them to your Retal Intermediary, which will share with us any that relate to the services provided by Marex. You should therefore refer to the complaints process of your Retail Intermediary to find out how to make a complaint who will be able to support. The Financial Ombudsman Service (FOS) can help if you have a complaint against an FCA regulated firm. But it does not cover poor investment performance. Learn more about FOS protection here. The Financial Services Compensation Scheme (FSCS) may protect you if a regulated firm fails but it does not cover you if your investment simply performs badly. Check if you are protected using the FSCS investment protection checker here.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 61 © 2026 Marex Financial All rights reserved Commissions In exchange for our support in the Retail Offer we are receiving commissions equal to 0.4% of the gross subscription proceeds received from the Retail Offer subject to a minimum fee to cover the costs of acting as the POP Operator. Marex will pay commissions equal to 0.2% of the gross subscription proceeds allocated to each Retail Intermediary who is supporting with the Retail Offer. Miscellaneous Persons applying for Shares or Depositary Interests under the Retail Offer may rely only on the information contained in this Disclosure Summary and the Preliminary Prospectus, and if applicable, an Update Summary and any supplement or amendment to the Preliminary Prospectus and, to the fullest extent permitted by law, any liability for representations, warranties and conditions, express or implied, and whether statutory or otherwise (including, without limitation, pre-contractual representations but excluding any fraudulent misrepresentations), are expressly excluded in relation to the Shares, Depositary Interests and the Retail Offer. You agree that all applications, acceptances of applications and contracts arising under or in connection with the Retail Offer are governed by, and shall be construed in accordance with, the laws of England and Wales. You hereby irrevocably submit to the exclusive jurisdiction of the English courts in respect of any matter, claim or dispute arising out of or in connection with the Retail Offer, whether contractual or non-contractual, albeit that nothing shall limit the right of the Company or Marex to bring any action, suit or proceedings arising out of or in connection with the Retail Offer in any manner permitted by law or in a court of competent jurisdiction. This does not prevent an action being taken against a prospective or actual retail investor in any other jurisdiction. You authorise the Company, Marex and their respective agents to do all things necessary to effect the registration into your name (or the name of a nominee) of any Shares or Depositary Interests acquired by you. You also authorise any representative of the Company or Marex to execute and/or complete any document of title required for such registration. The dates and times referred to in these Terms and Conditions of the Retail Offer are based on the expectation that the Retail Offer will close on 10 June 2026 and may be revised by the Company and/or Marex in its absolute discretion. Marex can only provide the information in this Disclosure Summary about the Retail Offer. Marex cannot give advice on whether the Retail Offer is a good investment for you, or provide personal legal, financial, tax, or investment advice about the Retail Offer to retail investors. You should speak to your own legal, financial, tax, or investment adviser before taking part in the Retail Offer.

Disclosure Summary: UK Retail Offer of Shares in SpaceX 62 © 2026 Marex Financial All rights reserved Part E: Other information you may need Where you can find additional information Registration Statement SpaceX has filed the Registration Statement with the SEC under the Securities Act relating to the Class A common stock offered in the IPO. The Preliminary Prospectus forms part of the Registration Statement but does not include all information in the registration statement, including the exhibits and schedules thereto. The Preliminary Prospectus summarises certain contracts and documents filed as exhibits, and investors are directed to review the full documents at the website maintained by the SEC at www.sec.gov which contains reports and information filed electronically by SpaceX. SpaceX intends to make annual reports with audited consolidated financial statements and quarterly reports with unaudited interim financial information available to shareholders. SpaceX’s website is www.spacex.com. SpaceX may use its website or X account to make information publicly available for Regulation FD purposes. Other documents Other relevant documents can be found on our website at https://www.winterflood.com/documents including: • Our Due Diligence Policy – this explains how we review which offers we make available in the UK • Our Conflicts of Interest Policy – this explains how we manage conflicts between the Company and Investors

Marex Financial 155 Bishopsgate London EC2M 3TQ © 2026 Marex Financial All rights reserved Marex Financial is authorised and regulated by the Financial Conduct Authority

Exhibit C UK Retail Offer Factsheet

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(in billions) 2023 2024 2025 Net income (loss) ($4.6) $0.8 ($4.9) Add (deduct): Depreciation and amortization $2.6 $3.8 $6.7 Share-based compensation $0.7 $0.8 $1.9 Restructuring charges $0.2 $0.2 $0.5 Impairments $3.8 $0.1 $0.0 Interest expense $1.7 $1.6 $1.9 Interest income ($0.2) ($0.4) ($0.5) Other (income) expense, net $0.0 ($1.0) $0.2 Provision for income taxes ($0.4) ($0.5) $0.7 Adjusted EBITDA $3.8 $5.4 $6.6 Adjusted EBITDA Margin % 36.8% 38.2% 35.3% Revenue $10.4 $14.0 $18.7 “( )” indicates a negative figure.

(in billions) 2023 2024 2025 Income (loss) from operations ($4.0) ($1.6) ($6.4) Add (deduct): Depreciation and amortization $1.2 $1.7 $3.6 Share-based compensation $0.0 $0.0 $1.1 Impairment $0.2 $0.2 $0.5 Restructuring charges $3.8 - - Segment Adjusted EBITDA $1.2 $0.3 ($1.2) Segment Adjusted EBITDA Margin % 41.3% 13.2% (38.6%) AI Segment Revenue $3.0 $2.6 $3.2 Impairment Restructuring charges (in billions) 2023 2024 2025 Income (loss) from operations $0.5 $2.0 $4.4 Add (deduct): Depreciation and amortization $0.9 $1.5 $2.4 Share-based compensation $0.2 $0.3 $0.4 Impairment - - - Restructuring charges - $0.0 - Segment Adjusted EBITDA $1.6 $3.8 $7.2 Segment Adjusted EBITDA Margin % 41.4% 50.6% 63.0% Connectivity Segment Revenue $3.9 $7.6 $11.4 Impairment Restructuring charges (in billions) 2023 2024 2025 Income (loss) from operations ($0.0) $0.0 ($0.7) Add (deduct): Depreciation and amortization $0.6 $0.6 $0.8 Share-based compensation $0.4 $0.5 $0.5 Impairment - - - Restructuring charges - $0.0 $0.0 Segment Adjusted EBITDA $1.0 $1.2 $0.7 Segment Adjusted EBITDA Margin % 28.0% 30.4% 16.0% Space Segment Revenue $3.6 $3.8 $4.1 Impairment Restructuring charges “( )” indicates a negative figure.